 Exhibit (d)(1)

Dated 1 April 2014

LLOYDS BANKING GROUP PLC

as Issuer

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

as Trustee

TRUST DEED

constituting

£1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible

Securities

Ref: CJXW/ND/VW

Linklaters LLP

i

This Trust Deed is made on 1 April 2014 between:

(1)	LLOYDS BANKING GROUP PLC (the “Issuer”); and

(2)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

Whereas:

(A)	The Issuer, incorporated under the laws of Scotland, has authorised the issue of £1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (the “AT1 Securities”) to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1       Definitions: The following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as altered from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or altering any such agreements;

“Agents” means the Principal Paying and Conversion Agent, the Registrar, the Transfer Agent and the Calculation Agent or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder and references to Agents are to them acting solely through their specified offices;

“Assets” means the unconsolidated gross assets of the Issuer, as shown in the latest published audited balance sheet of the Issuer, but adjusted for subsequent events in such manner as the directors of the Issuer may determine;

“Auditors” means the statutory auditors to the Issuer or such other reporting accountant as may be appointed by the Issuer with the approval of the Trustee from time to time;

“Authorised Signatory” means any person who (a) is a Director or the Company Secretary or the Assistant Company Secretary of the Issuer, or (b) has been notified by the Issuer in writing to the Trustee (with specimen of such person’s signature) as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer for the purposes of this Trust Deed;

“AT1 Securities” means the issue of £1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities of the Issuer which expression shall, if the context so permits, include the Global Certificates representing the AT1 Securities;

“Certificate” means a certificate representing one or more AT1 Securities and, save as provided in the Conditions, comprising the entire holding by a Holder of his AT1 Securities and, save in the case of Global Certificates, being substantially in the form set out in Part B of Schedule 1;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Code” means the U.S. Internal Revenue Code of 1986;

“Conditions” means the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2, as modified, with respect to any AT1 Securities represented by a Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate and any reference to a particularly numbered Condition shall be construed accordingly;

“Contractual Currency” has the meaning set out in Clause 16 of this Trust Deed;

“Euroclear” means Euroclear Bank SA/NV;

“Expense” means any fee, loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof (to the extent not otherwise recoverable from HMRC) and legal fees and expenses on a full indemnity basis;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

“FSMA” means the Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Part A of Schedule 1 representing AT1 Securities that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or any other clearing system;

“Group” means the Issuer and its Subsidiaries;

“Holder” means a person in whose name a AT1 Security is registered in the Register (or, in the case of a joint holding, the first named thereof) and “Holders” shall be construed accordingly;

“Liabilities” means the unconsolidated gross liabilities of the Issuer, as shown in the latest published audited balance sheet of the Issuer, but adjusted for contingent and prospective liabilities and for subsequent events in such manner as the directors of the Issuer may determine;

“Market” means the Global Exchange Market of the Irish Stock Exchange;

“outstanding” means, in relation to the AT1 Securities, all the AT1 Securities issued except (a) those which have been converted or redeemed or written down in accordance with the Conditions, (b) those in respect of which the date for conversion or redemption has occurred and any Ordinary Shares to be issued upon Conversion have been issued to the Settlement Shares Depositary or redemption moneys (including all Accrued Interest on such AT1 Securities to the date for such redemption and any interest payable under the Conditions or this Trust Deed after such date, except to the extent such Accrued Interest or other amounts of interest are or have been cancelled in accordance with the Conditions and this Trust Deed) have been duly paid to the Trustee or to the Principal Paying and Conversion Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions, (c) those which have become void and (d) those which have been purchased and cancelled as provided in the Conditions provided that for the purposes of

(1) ascertaining the right to attend and vote at any meeting of the Holders or otherwise to vote on any Extraordinary Resolution or to give a direction or request to the Trustee, (2) the determination of how many AT1 Securities are outstanding for the purposes of Conditions 12 and 13 and Schedule 3, and (3) the exercise of any discretion, power or authority whether contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders, those AT1 Securities which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“pounds sterling” means the lawful currency of the United Kingdom from time to time;

“Principal Paying and Conversion Agent” means the institution named as such in the Conditions acting through its specified office, or any Successor Principal Paying and Conversion Agent;

“Registrar” means the institution named as such in the Conditions acting through its specified office, or any Successor Registrar;

“Relevant Regulator” means the UK Prudential Regulation Authority, or the then relevant regulatory body with primary responsibility for the prudential supervision of the Issuer and the Group;

“Senior Creditors” has the meaning set out in the Conditions;

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Holders pursuant to Clause 8.12;

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Holders pursuant to Clause 8.12;

“successor in business” means:

(i)	a company or other entity to whom the Issuer validly and effectually, in accordance with all enactments, orders and regulations in force for the time being and from time to time, transfers the whole or substantially the whole of its business, undertaking and assets for the purpose of assuming and conducting the business of the Issuer in its place; or

(ii)	any other entity which acquires in any other manner the whole or substantially the whole of the undertaking, property and assets of the Issuer and carries on as a successor to the Issuer the whole or substantially the whole of the business carried on by the Issuer prior thereto;

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transfer Agents” means the Transfer Agents appointed under the Agency Agreement; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.2	“£” and “pounds sterling” means the lawful currency for the time being of the United Kingdom; and

1.2.3	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights includes references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

1.6	The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.7	Amended Documents: Save where the contrary is indicated, any reference in this Trust Deed to any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

2	Amount of the AT1 Securities and Covenant to Pay

2.1	Amount of the AT1 Securities: The aggregate principal amount of the AT1 Securities is limited to £1,494,392,000.

2.2	Covenant to Pay: The Issuer shall (subject to Clause 5.1 and Condition 4(a)) (a) on any date when any AT1 Securities become due to be converted agree to issue and deliver the relevant Ordinary Shares to the Settlement Shares Depositary in accordance with the Conditions, and (b) on any date when any AT1 Securities become due to be redeemed (other than upon a Conversion Trigger), unconditionally pay to or to the order of the Trustee in pounds sterling in same day funds the AT1 Securities becoming due for redemption on that date at their principal amount, together with (to the extent not cancelled in accordance with the Conditions and this Trust Deed) any Accrued Interest and shall (subject to the Conditions and this Trust Deed) until such payment or conversion (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the principal amount of the AT1 Securities outstanding as set out in the Conditions provided that payment of any sum due in respect of the AT1 Securities made to the Principal Paying and Conversion Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Holders under the Conditions. For the avoidance of doubt, the Issuer may at any time elect to cancel any Accrued Interest (or any part thereof) and/or any other interest which would otherwise be or become payable pursuant to the Conditions and this Trust Deed.

If the Issuer has been unable to appoint a Settlement Shares Depositary, it shall make such other arrangements for the issuance and delivery of the Ordinary Shares to be issued and delivered upon Conversion or of the Alternative Consideration, as applicable, to the Holders as it shall consider reasonable in the circumstances, which may include issuing and delivering the Ordinary Shares to another independent nominee to be held on trust (on terms permitting a Conversion Shares Offer in accordance with Condition 7(b)(iii)) for the Holders or to the Holders directly, which issuance and delivery shall irrevocably discharge and satisfy all of the Issuer’s obligations under the AT1 Securities as if the relevant Ordinary Shares had been issued and delivered to the Settlement Shares Depositary and, in which case, where the context so admits, references in this Trust Deed and the Conditions to the issue and delivery of Ordinary Shares to the Settlement Shares Depositary shall be construed accordingly and apply mutatis mutandis.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the AT1 Securities by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be. Following the occurrence of a Conversion Trigger, the Issuer’s obligations under the AT1 Securities shall be irrevocably discharged and satisfied by the Issuer’s issuance of the relevant Ordinary Shares, credited as fully paid, to the Settlement Shares Depositary on the Conversion Date in accordance with the Conditions.

2.4	Agents of the Trustee: At any time after the occurrence of any non-payment of principal when due as described in Condition 12(a), the Trustee may:

2.4.1	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as Agents of the Trustee under this Trust Deed and the AT1 Securities on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the AT1 Securities on the terms of this Trust Deed) and thereafter to hold all AT1 Securities and all moneys, documents and records held by them in respect of AT1 Securities to the order of the Trustee; or

(ii)	to deliver all AT1 Securities and all moneys, documents and records held by them in respect of the AT1 Securities to the Trustee or as the Trustee directs in such notice; and

2.4.2	by notice in writing to the Issuer, require it to make all subsequent payments in respect of the AT1 Securities to or to the order of the Trustee and not to the Principal Paying and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, the proviso in Clause 2.2 above, shall cease to have effect.

3	Form of the AT1 Securities

3.1	The Global Certificate: The AT1 Securities will initially be represented by the Global Certificate in registered form in the principal amount of £1,494,392,000 which shall be deposited with a depositary common to both Euroclear and Clearstream, Luxembourg. The Global Certificate shall be registered in the name of the depositary or its nominee. The Global Certificate will be exchangeable for Certificates as set out in the Global Certificate.

3.2	Form of Certificates: The Certificates, if issued, will be printed in accordance with the requirements of the applicable stock exchange where the AT1 Securities are listed and will be substantially in the form set out in Part B of Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Certificates shall be signed manually or in facsimile by an Authorised Signatory of the Issuer duly authorised for the purpose or manually or in facsimile by any duly authorised attorney of the Issuer and authenticated manually by or on behalf of the Registrar. The Issuer may use a facsimile signature of a person who at the date of this Trust Deed is such an Authorised Signatory even if at the issue of any AT1 Securities they no longer hold that office. AT1 Securities represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Entitlement to treat holder as owner: The registered holder of any AT1 Security will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss or anything written on, or the theft or loss of, the Global Certificate issued in respect of it) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer will pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in the United Kingdom in respect of the creation, issue and offering of the AT1 Securities and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee and the Holders, on an after tax basis, from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Holders to enforce the Issuer’s obligations under this Trust Deed or the AT1 Securities.

4.2	Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Issuer will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 10 with the substitution for, or (as the case may require) the addition to, the references in that Condition to United Kingdom or of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the AT1 Securities will be read accordingly.

5	Subordination

5.1	Condition to Payment: Subject to Condition 4(b), Condition 4(c) or (in relation to the cash component of any Alternative Consideration) 7(b)(iii), payments in respect of the AT1 Securities (including any damages awarded for breach of any obligation of the Issuer under the Conditions, this Trust Deed or the Agency Agreement) are conditional upon the Issuer being solvent at the time of payment by the Issuer and no principal, interest or other amount shall be due and payable in respect of or arising from the AT1 Securities except to the extent that the Issuer could make such payment and still be solvent immediately thereafter.

For the purposes of this Trust Deed, the Issuer shall be solvent if (a) it is able to pay its debts owed to its Senior Creditors as they fall due and (b) its Assets at least equal its Liabilities. A certificate as to the solvency or insolvency of the Issuer by two Authorised Signatories shall, in the absence of manifest error, be treated by the Issuer, the Trustee and the Holders and all other interested parties as correct and sufficient evidence thereof.

5.2	Certificates: The Issuer may at any time and shall whenever requested by the Trustee procure that two Authorised Signatories of the Issuer shall give a certificate in writing as to whether or not the Issuer is or would in any specified circumstances be solvent for the purposes of Condition 4(a) and Clause 5.1. Following any cancellation of an Interest Payment in accordance with the Conditions the Issuer shall procure that two Authorised Signatories of the Issuer give a certificate in writing as to whether such Interest Payment was cancelled pursuant to and in accordance with Condition 4(a), 6(a), 6(b) or 7(c). In the absence of manifest error any such report shall be treated and accepted by the Issuer, the Trustee and the Holders as correct and sufficient evidence of such fact. The Trustee shall not be obliged at any time to request any such certificate and, in the absence of any such certificate to the contrary, it shall for the purposes of this Trust Deed be assumed (unless the contrary is proved prior to the date of payment) that the Issuer is and will after any payment under this Trust Deed be solvent for such purposes.

5.3	Winding-up and Administration: In the event of the winding-up or the administration of the Issuer the provisions of Condition 4(b) and Condition 4(c) shall apply, as appropriate.

5.4	Expenses: The provisions of this Clause 5 apply only to the payment of principal and payments in respect of the AT1 Securities and nothing in this Clause 5 shall affect or prejudice the payment of the Expenses payable to the Trustee pursuant to and in accordance with Clause 9.

5.5	Subordination not to affect other rights: Nothing contained in this Trust Deed shall in any way restrict the right of the Issuer to create, issue, incur, give or assume obligations or guarantees of obligations ranking in priority to or pari passu with or junior to the obligations of the Issuer in respect of the AT1 Securities and if in the opinion of the Trustee any modification to the provisions of this Clause 5 and/or Condition 4 to permit such ranking is necessary or expedient the Trustee is hereby authorised without any consent or sanction of the Holders to concur with the Issuer in executing a supplemental trust deed effecting such modification.

5.6	Set-off: Subject to applicable law, no Holder may exercise or claim any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the AT1 Securities and each Holder shall be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any Holder by the Issuer in respect of, or arising under or in connection with, the AT1 Securities is discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator, or as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer (as the case may be)) and accordingly any such discharge shall be deemed not to have taken place.

6       Application of Moneys Received by the Trustee

6.1	Declaration of Trust: All moneys received by the Trustee in respect of the AT1 Securities or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 6.2):

6.1.1	first, in payment of all remuneration and Expenses payable to the Trustee or any Appointee pursuant to and in accordance with Clause 9;

6.1.2	secondly, in or towards retention of an amount which the Trustee reasonably considers necessary to pay any amounts that may thereafter become due to be paid under Clause 9 to it or any Appointee, to the extent it considers that moneys received by it thereafter under this Trust Deed may be insufficient and/or may not be received in time to pay such amounts;

6.1.3	thirdly, (except where Condition 4(b) or Condition 4(c) applies) if prior to receipt of any such moneys the Trustee is provided with a certificate pursuant to Clause 5.2 which states that the Issuer could not make or could not have made such payment in whole or in part and still be solvent for the purposes of Clause 5.2 immediately thereafter, in the return to the Issuer (in each case after any necessary deductions pursuant to sub-paragraph 6.1.1 of this Clause) of the whole of such payment, or (if less) such part thereof as could not have been made without thereby rendering the Issuer insolvent (and any moneys so returned shall then be treated for the purposes of the Issuer’s obligations under this Trust Deed as if they had not been paid by the Issuer and their original payment shall not be deemed to have discharged any of the obligations of the Issuer under this Trust Deed);

6.1.4	fourthly, in payment of any amounts owing in respect of the AT1 Securities pari passu and rateably; and

6.1.5	fifthly, in payment of any balance to the Issuer for itself.

If the Trustee holds any moneys in respect of AT1 Securities which have become void, the Trustee will hold them on these trusts.

6.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the AT1 Securities under Clause 6.1 is less than 10 per cent. of the principal amount of the AT1 Securities then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the AT1 Securities then outstanding. The accumulated investments shall be applied under Clause 6. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 9 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Holders.

6.3	Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest (if any) equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7	Conversion

7.1	Adjustment to the Conversion Price: The Issuer hereby undertakes to and covenants with the Trustee that, so long as any AT1 Security remains outstanding, it will whenever the Conversion Price is required to be adjusted in accordance with Condition 7, as soon as practicable thereafter, deliver to the Trustee a certificate signed by two Authorised Signatories of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require.

7.2	Notice of Adjustment to the Conversion Price: As soon as practicable after a certificate has been delivered to the Trustee pursuant to Clause 7.1 above, and in any event within

14	days thereafter, the Issuer shall give notice to the Holders in accordance with Condition

17  of the adjustment to the Conversion Price and of the date on which the relevant adjustment of the Conversion Price is expected to become or became effective.

8	Covenants

So long as any AT1 Security is outstanding, the Issuer will:

8.1	Books of Account: keep, and procure that each of its respective Subsidiaries keeps, proper books of account and, at any time after the occurrence of any non-payment of sums when due (as provided in Condition 12), so far as permitted by applicable law, allow, and procure that each such Subsidiary will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant Subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours;

8.2	Notice of cancellation of Interest, Relevant Events and breaches: promptly give notice in writing to the Trustee of the occurrence of any mandatory cancellation of an Interest Payment, any discretionary cancellation of an Interest Payment, any Relevant Event, any non-payment of sums when due (as provided in Condition 12) and of any breach by it of any other term, condition or provision binding on it under this Trust Deed and/or the Conditions promptly upon its becoming aware thereof;

8.3	Information: so far as permitted by applicable law, give or procure to be given to the Trustee such certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require for the purpose of the discharge or exercise of the duties and discretions vested in it under this Trust Deed or by operation of law;

8.4	Financial Statements etc.: send to the Trustee at the time of their issue, and, in the case of annual financial statements in any event within 180 days of the end of each financial year, and in the case of interim financial statements in any event within 90 days of the end of the relevant financial period three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or which legally or contractually should be issued, to the shareholders, stockholders or creditors (or any class of them) of the Issuer or any holding company thereof generally in their capacity as such;

8.5	Certificate of Authorised Signatories: send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any request by the Trustee, a certificate of the Issuer signed by any two of its Authorised Signatories to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate there had not been any non-payment of sums when due (as provided in Condition 12) or any other breach by the Issuer of any other term, condition or provision binding on it under this Trust Deed and/or the Conditions (or, if any such event had occurred, specifying the same) and that up to such date the Issuer has complied with its obligations contained in this Trust Deed and the Conditions or (if such is not the case) specifying the respects in which it has not complied;

8.6	Notices to Holders: send to the Trustee, not less than 5 business days prior to which any such notice is to be given, the form of each notice to be given to Holders in accordance with Condition 17 and, once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA);

8.7	Further Acts: so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed and/or the Conditions;

8.8	Maintain Agents: at all times maintain a Principal Paying and Conversion Agent, a Registrar, a Transfer Agent and one or more Calculation Agents in accordance with Condition 9;

8.9	Settlement Shares Depositary: appoint a reputable financial institution, trust company or similar entity (which in each such case is wholly independent of the Issuer) on or prior to any date when a function ascribed to the Settlement Shares Depositary in the Conditions is required to be performed to perform such functions and that will hold the Ordinary Shares (and any Alternative Consideration, if any) on trust for the Holders of the AT1 Securities in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Conversion Shares Offer, and otherwise on terms consistent with the Conditions;

8.10	Notice of Late Payment: forthwith give notice to the Holders of any unconditional payment to the Principal Paying and Conversion Agent or the Trustee of any sum due in respect of the AT1 Securities made after the due date for such payment;

8.11	Listing: use all reasonable endeavours to maintain the listing of the AT1 Securities on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Holders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the AT1 Securities on another stock exchange and the admission to trading of the AT1 Securities on another market, in each case approved in writing by the Trustee;

8.12	Change in Agents: give or procure that there be given to the Holders at least 14 days’ prior notice in accordance with Condition 17 of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office, and not make any such appointment or removal without the Trustee’s written approval;

8.13	Compliance with Agency Agreement: comply with and perform all its obligations under the Agency Agreement and use its reasonable endeavours to procure that the Paying and Conversion Agents, the Registrar, the Transfer Agents and the Calculation Agent comply with and perform all their respective obligations under the Agency Agreement and the Conditions and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee;

8.14	AT1 Securities Held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its Authorised Signatories stating the principal amount of AT1 Securities beneficially held at the date of such certificate by or on behalf of the Issuer or its Subsidiaries;

8.15	Relevant Regulator Notification and Permission: (i) where confirmation from the Relevant Regulator that it permits the taking of any action under the Conditions or this Trust Deed is required to be obtained before such action is taken, give the requisite period of notice as provided for in the Conditions or this Trust Deed before taking such action (provided such notice is required to be given under the Applicable Regulations) and (ii) in the event that it has received confirmation from the Relevant Regulator of such permission being granted by the Relevant Regulator, confirm in writing to the Trustee that the Issuer has received such permission;

8.16	Legal Opinion: if so required by the Trustee, prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

8.17	Cancellation of Interest: if practicable, give or procure that there be given to the Holders notice in accordance with Condition 17 of any cancellation of interest pursuant to and in accordance with the Conditions on or prior to the relevant Interest Payment Date. However, any failure to provide such notice will not invalidate the relevant cancellation of interest;

8.18	Accounts: cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the principal stock exchange on which the AT1 Securities are listed; and

9	Remuneration and Indemnification of the Trustee

9.1	Normal Remuneration: So long as any AT1 Security is outstanding, the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Holder of moneys due in respect of any AT1 Security is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Holder is duly made.

9.2	Extra Remuneration: If (a) an order shall have been made or effective resolution for the winding-up of the Issuer shall have been passed; (b) there has been any non-payment of any sums when due (as provided in Condition 12) or (c) there has been any other breach by the Issuer as referred to in Clause 8.2, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause 9.2 (or as to such sums referred to in Clause 9.1), as determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s or person’s fee shall be borne by the Issuer. The determination of such financial institution or person shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Holders.

9.3	Expenses: The Issuer will also on demand by the Trustee pay or discharge all Expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any irrevocable stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed or the AT1 Securities. Such Expenses shall be payable or reimbursable by the Issuer within seven days of demand by the Trustee and:

9.3.1	in the case of payments made by the Trustee before such demand, will (if not paid within seven days of (a) such demand or (b) such later date as specified in the demand) carry interest from the date of the demand at a rate equal to the Trustee’s cost of borrowing; and

9.3.2	in other cases will carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier or later date as specified in the demand.

All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to the Trustee’s cost of borrowing on any particular date or during any particular period shall be conclusive and binding on the Issuer.

9.4	Indemnity: The Issuer will indemnify the Trustee in respect of all Expenses properly incurred by it pursuant to this Trust Deed (including any Expenses it may incur as a result of the acts of omissions of any Appointee) or by any Appointee in the carrying out of its functions and in either case against any Expense (including, but not limited to, all Expenses paid or properly incurred in disputing or defending any of the foregoing) which the Trustee or any Appointee may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its trusts, powers, authorities, discretions or functions under this Trust Deed, the Conditions and the Agency Agreement. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 9.4.

9.5	Continuing Effect: Clauses 9.3 and 9.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee.

9.6	Gross-up: The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause 9 shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding (after taking into account any tax credit or other relief from tax which is available to the Trustee and which arises from such set off, counterclaim, deduction or withholding).

9.7	VAT: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax properly chargeable thereon (to the extent that the Trustee or another member of its group is required to account to any tax authority for that value added tax) in respect of its remuneration under this Trust Deed.

10       Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

10.1	Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert and will not be responsible to anyone for any loss occasioned by so acting whether such advice is obtained or addressed to the Issuer, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter, telex, electronic mail or fax and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee may rely without liability to Holders on any report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

10.2	Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if there has been a non-payment of sums due (as set out in Condition 12) or whether any other breach by the Issuer as referred to in Clause 8.2 has occurred or whether a Relevant Event, Capital Disqualification Event or Tax Event has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that such non-payment has not occurred and that no such breach or event has occurred and that the Issuer is performing all terms binding on it under this Trust Deed and the AT1 Securities.

10.3	Resolutions of Holders: The Trustee shall not be liable to any person by reason of having acted in good faith upon (a) any Extraordinary Resolution in writing or (b) any Extraordinary Resolution or other resolution purporting to (i) have been passed at any meeting of Holders in respect whereof minutes have been made and signed, (ii) be a Written Resolution or Electronic Consent made in accordance with paragraph 21 of Schedule 3 or (c) any direction or request of Holders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing or a direction or a request) it was not signed by the requisite number of Holders or that for any reason the resolution, direction or request was not valid or binding upon such Holders.

10.4	Certificate Signed by Authorised Signatories: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two Authorised Signatories of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

10.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

10.6	Discretion: The Trustee has absolute and uncontrolled discretion as to the exercise of the discretions vested in the Trustee under this Trust Deed but wherever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

10.7	Agents: Whenever it considers it expedient in the interests of the Holders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

10.8	Delegation: Whenever it considers it expedient in the interests of the Holders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

10.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

10.10	Forged AT1 Securities: The Trustee will not be liable to the Issuer or any Holder by reason of having accepted as valid or not having rejected any AT1 Security or Certificate issued in respect of, or representing such, purporting to be such and later found to be forged or not authentic.

10.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Holder any confidential financial or other information made available to the Trustee by the Issuer.

10.12	Determinations Conclusive: As between itself and the Holders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Holders.

10.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Holders.

10.14	Payment for and Delivery of AT1 Securities: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the AT1 Securities, any exchange of AT1 Securities or the delivery of AT1 Securities to the persons entitled to them.

10.15	AT1 Securities Held by the Issuer etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 8.14) that no AT1 Securities are for the time being beneficially held by or on behalf of the Issuer or its Subsidiaries.

10.16	Responsibility for Agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

10.17	Interests of Holders through Clearing Systems: In considering the interests of Holders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any information provided to it by, or evidencing the records of, such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Certificate and may consider such interests as if such accountholders were the holders of the AT1 Securities represented by the Global Certificate. Any such information shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such information may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including, without limitation, Euroclear’s EUCLID or Clearstream Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal amount of AT1 Securities is clearly identified together with the principal amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any information purporting to be issued by or on behalf of Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

10.18	Auditor’s reports: Without prejudice to Clause 10.4, the Trustee may rely on reports and certificates addressed to and/or delivered to it by the Auditors of the Issuer whether or not the same are addressed to it and whether or not they are subject to a limitation on the liability of the Auditors, whether by reference to a monetary cap or otherwise.

10.19	Consents of Trustee: Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Holders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Holders in relation to such matters other than that which is contained in the preceding sentence.

10.20	Holders as a class: In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the general interests of the Holders as a class and shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Holders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor under this Trust Deed.

10.21	Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any AT1 Securities or for checking or commenting upon the content of any such legal opinion.

10.22	Usual professional charges: Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

10.23	Rating Agency: The Trustee shall have no responsibility whatsoever to the relevant Issuer, any Holder or any other person for the maintenance of or failure to maintain any rating of any of the AT1 Securities by any rating agency.

10.24	Adequate Indemnity or Repayment: No provision of this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, security or prefunding against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or liability whatsoever is not assured to it.

10.25	Action by the Trustee: The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified and/or secured and/or pre-funded against all Expenses which may be properly incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

10.26	Trustee responsibility for this Trust Deed: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.

10.27	Merged Corporation: Any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

10.28	FATCA Withholding: The Trustee shall be entitled to deduct FATCA Withholding, and shall have no obligation to gross-up any payment in relation to the AT1 Securities or to pay any additional amount as a result of such FATCA Withholding. Subject to applicable law, if the Trustee is compelled to withhold or deduct any amount for or on account of any tax, duty or charge as specifically provided under the Conditions, it shall give notice thereof to the Issuer as soon as reasonably practicable following the Trustee becoming aware of such compulsion to withhold or deduct.

10.29	The Trustee shall not incur any liability to the Issuer, Holders or any other person in connection with any approval given by it pursuant to Clause 8.6 to any notice to be given to Holders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.

10.30	The Trustee shall not be responsible for monitoring whether any notices to Holders are given in compliance with the requirements of any stock exchange on which the AT1 Securities are listed and/or admitted to trading or with any other legal or regulatory requirements.

10.31	When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

10.32	The Trustee shall be entitled to require that any indemnity or security given to it by the Holders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

10.33	The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to take the relevant action in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

10.34	The Trustee shall have no responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with any non-payment of interest or other amounts by reason of Condition 4(a) or Condition 6, Conversion pursuant to Condition 7 or any cancellation of the AT1 Securities or write down of any claims in respect thereof following the occurrence of a Non-Qualifying Relevant Event pursuant to Condition 7(a)(vi)). Furthermore, the Trustee shall not be responsible for any calculation or the verification of any calculation in connection with any of the foregoing.

11	Trustee Liable for Negligence

11.1	Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, wilful default, fraud or breach of trust of which it may be guilty.

11.2	Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not be liable for:

11.2.1	loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; or

11.2.2	special, indirect, punitive or consequential loss or damage of any kind whatsoever,

whether or not foreseeable, whether or not the Trustee can reasonably be regarded as having assumed responsibility at the time of entry into this Trust Deed, even if the Trustee has advised of the likelihood of such loss or damage, unless (in any case) the claim for loss or damage is made in respect of fraud on the part of the Trustee.

12	Waiver and Proof of Default

12.1	Waiver: The Trustee may, without the consent of the Holders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Holders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed or the Conditions provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Holders and, if the Trustee so requires, will be notified to the Holders as soon as practicable.

12.2	Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one AT1 Security will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other AT1 Securities which are then payable.

12.3	Proceedings: The Trustee shall not be bound to take any proceedings, steps or other action against the Issuer to enforce the terms of this Trust Deed or the AT1 Securities unless (a) it shall have been so directed by an Extraordinary Resolution of the Holders or so requested in writing by the holders of at least one-quarter in principal amount of the AT1 Securities then outstanding and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction. Save as otherwise provided in this Trust Deed, only the Trustee may pursue the remedies available under the general law or under the provisions of this Trust Deed and the AT1 Securities to enforce the rights of Holders. No Holders shall be entitled to take proceedings directly against the Issuer to enforce performance of any of the provisions of this Trust Deed or the AT1 Securities unless the Trustee, having become bound to take proceedings, steps or other action, fails to do so within a reasonable time and such failure shall be continuing in which case the Holders shall have only such rights against the Issuer as those which the Trustee is entitled to exercise. No remedy against the Issuer (as the case may be) shall be available to the Trustee or any Holders (i) for the recovery of amounts owing in respect of the AT1 Securities (including any payment under the Agency Agreement), other than pursuant to and in accordance with Condition 12(a) and (ii) for the breach of any other term under this Trust Deed or the AT1 Securities, other than pursuant to and in accordance with Condition 12(b).

13	Trustee not Precluded from Entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a trustee under this Trust Deed shall by reason of its or his fiduciary position be in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer including without prejudice to the generality of this provision any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the AT1 Securities or any other notes, stocks, shares, debenture stock, debentures, bonds or other securities of the Issuer or any person or body corporate associated as aforesaid or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Holders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed.

14	Modification and Substitution

14.1	Modification: Subject to the Issuer giving such notice to, and receiving such permission from, the Relevant Regulator as may from time to time be required by the Relevant Regulator under the Applicable Regulations, the Trustee may from time to time and at any time without the consent of the Holders concur with the Issuer in:

14.1.1	making any modification to the Conditions, this Trust Deed or the Agency Agreement which in its opinion is not materially prejudicial to the interests of the Holders; or

14.1.2	making any modification to the Conditions, this Trust Deed or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error,

but such power in Clause 14.1.1 does not extend to any such modification which requires the passing of a special quorum resolution under paragraph 3 of Schedule 3.

14.2	Newco Scheme substitution: Subject to the Issuer giving such notice to, and receiving such permission from, the Relevant Regulator as may from time to time be required by the Relevant Regulator under the Applicable Regulations, the Trustee shall, without the consent of the Holders, agree to any substitution as provided in and for the purposes of Condition 13(c). Clauses 14.3.1(i) and (ii) and Clauses 14.3.2, 14.3.3 and 14.3.4 shall apply mutatis mutandis to any substitution of Newco.

14.3	Substitution:

14.3.1	Subject to the Issuer giving such notice to, and receiving such permission from, the Relevant Regulator as may from time to time be required by the Relevant Regulator under the Applicable Regulations, the Trustee may, without the consent of the Holders, agree to the substitution of the Issuer’s successor in business or of any previously substituted company (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed and the AT1 Securities provided that:

(i)	a supplemental deed and supplemental agency agreement are executed or some other form of undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Agency Agreement and the AT1 Securities (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Agency Agreement and the AT1 Securities as the principal debtor in place of the Issuer;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 10 with the substitution for the references in that Condition to the Issuer’s of references to the Substituted Territory whereupon the Trust Deed and the AT1 Securities will be read accordingly;

(iii)	if any two Authorised Signatories of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(iv)	the Issuer and the Substituted Obligor comply with such other reasonable requirements as the Trustee may direct in the interests of the Holders;

(v)	the Trustee shall be satisfied that (A) the Substituted Company has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of the duties and liabilities as issuing party under this Trust Deed in relation to the AT1 Securities and under such AT1 Securities in place of the Issuer and (B) such approvals and consents are at the time of substitution in full force and effect;

(vi)	the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Holders; and

(vii)	arrangements are made satisfactory to the Trustee for the holders of the AT1 Securities to have or be able to have rights against the Substituted Company at least equivalent to the rights they have against the Issuer.

14.3.2	Change of law: In the case of such a substitution, the Trustee may agree, without the consent of the Holders, to a change of the law governing the AT1 Securities and/or the Trust Deed, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Holders. The Trustee may rely without further enquiry and without liability to any person on any written confirmation provided to it by the Issuer in relation to the Issuer's communications with the Relevant Regulator in this regard.

14.3.3	Release of Substituted Issuer: An agreement by the Trustee pursuant to this Clause 14.3 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Agency Agreement and the AT1 Securities. Notice of the substitution will be given to the Holders within 14 days of the execution of such documents and compliance with such requirements.

14.3.4	Completion of Substitution: On completion of the formalities set out in this Clause 14.3, the Substituted Obligor will be deemed to be named in this Trust Deed, the Agency Agreement and the AT1 Securities as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the AT1 Securities will be deemed to be amended as necessary to give effect to the substitution.

15	Appointment, Retirement and Removal of the Trustee

15.1	Appointment: Subject as provided in Clause 15.2 below, the Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Principal Paying and Conversion Agent, the Registrar and the Holders in accordance with Condition 17 as soon as practicable thereafter.

15.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 60 days’ written notice to the Issuer without giving any reason or being responsible for any costs occasioned by such retirement and the Holders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such 60 day notice period or within 30 days after the passing of any such Extraordinary Resolution, the Trustee shall have the power to appoint a new Trustee.

15.3	Co-Trustees: The Trustee may, despite Clause 15.1, by written notice to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

15.3.1	if the Trustee considers the appointment to be in the interests of the Holders;

15.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

15.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

15.4	Competence of a Majority of Trustees: If there are more than two Trustees, the majority of them will be competent to perform the Trustee’s functions, provided the majority includes a trust corporation.

16	Currency Indemnity

16.1	Currency of Account and Payment: Pounds sterling (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the AT1 Securities, including damages.

16.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Holder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3	Indemnity: If the Contractual Currency amount received by the Trustee or any Holder pursuant to Clause 16.2 is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the AT1 Securities, the Issuer will indemnify it, on an after tax basis, against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient, on an after tax basis, against the cost of making any such purchase.

16.4	Indemnity Separate: The indemnities in this Clause 16 and in Clause 9.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the AT1 Securities or any other judgment or order.

17	Communications

Any communication shall be by letter, fax or electronic communication: in the case of the Issuer, to it at:

Lloyds Banking Group plc c/o 10 Gresham Street London EC2V 7AE United Kingdom

Fax no.:      +44 20 7158 3277

Email:         edward.short@lloydsbanking.com

Attention:    Group Funding and Capital Markets Issuance Director, Group Corporate Treasury

and in the case of the Trustee, to it at:

BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

Fax no.:      +44 20 7964 2536

Email:         corpsov2@bnymellon.com

Attention:    Trustee Administration

Communications will take effect, in the case of a letter, when delivered, in the case of fax, when the relevant delivery receipt is received by the sender or, in the case of an electronic communication when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence.

18	Further Issues

18.1	General: The Issuer shall be at liberty from time to time (but subject always to the terms and conditions of this Trust Deed) without the consent of the Holders to create and issue further AT1 Securities ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further AT1 Securities) and so that the same shall be consolidated and form a single series with the outstanding AT1 Securities.

18.2	Further AT1 Securities: Any further AT1 Securities created and issued pursuant to the provisions of Clause 18.1 above shall, if they are to form a single series with the outstanding AT1 Securities constituted by this Trust Deed or any supplemental deed, be constituted by a deed supplemental to this Trust Deed and in any other case, if the Trustee so agrees, may be so constituted. In any such case the Issuer shall, prior to the issue of any further AT1 Securities to be so constituted (being “Further AT1 Securities”), execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable, duly stamped or denoted) containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.2 in relation to the principal and interest in respect of such Further AT1 Securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

19	Counterparts

This Trust Deed may be signed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument. Any party may enter into this Trust Deed by signing any such counterpart.

20	Governing Law and Jurisdiction

20.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law save that the provisions of Condition 4 and Clause 5 of this Trust Deed relating to the status and subordination of the AT1 Securities shall be governed by, and construed in accordance with, Scots law.

20.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the AT1 Securities (other than Condition 4 and Clause 5 of this Trust Deed relating to the status and subordination of the AT1 Securities (“Excluded Matters”), in respect of which the Court of Session in Scotland shall have jurisdiction) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the AT1 Securities (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of the courts of England in respect of any such Proceedings (other than in respect of Excluded Matters) and to the jurisdiction of the Court of Session in Scotland in respect of any Proceedings related to Excluded Matters.

Schedule 1

Part A

Form of Global Certificate

ISIN: XS1043552188

Common Code: 104355218

LLOYDS BANKING GROUP PLC

(incorporated in Scotland with limited liability under the Companies Acts with registered number SC095000)

£1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent

Convertible Securities

GLOBAL CERTIFICATE

This Global Certificate is issued in respect of the principal amount specified above of the AT1 Securities (the “AT1 Securities”) of Lloyds Banking Group plc (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of such principal amount of the AT1 Securities at the date hereof.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the AT1 Securities (which are in the form set out in Schedule 2 to the Trust Deed (the “Trust Deed”) dated 1 April 2014 between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer, for value received, promises to pay to the holder of the AT1 Securities represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such AT1 Securities) on such date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions, the amount payable upon redemption under the Conditions in respect of the AT1 Securities represented by this Global Certificate and (subject to the Conditions) to pay interest in respect of such AT1 Securities from the Issue Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the AT1 Securities represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the AT1 Securities represented by this Global Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the AT1 Securities represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the AT1 Securities represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the AT1 Securities represented by this Global Certificate is entitled to payments in respect of the AT1 Securities represented by this Global Certificate.

Transfer of AT1 Securities Represented by Global Certificates

Transfers of the holding of AT1 Securities represented by this Global Certificate pursuant to Condition 2(a) may only be made in part:

(i)	if the AT1 Securities represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(ii)	upon or following any failure to pay principal in respect of any AT1 Securities when it is due and payable,

provided that, in the case of the first transfer of part of a holding pursuant to (i) or (ii) above, the holder of the AT1 Securities represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of AT1 Securities represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Notices

So long as all of the AT1 Securities are represented by this Global Certificate and held through Euroclear or Clearstream, Luxembourg, notices to the Registered Holder may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication to their respective accountholders in substitution for publication as required by the Conditions.

Conversion Notices

Notwithstanding the provisions of Condition 7(m), if the AT1 Securities are represented by this Global Certificate and held through Euroclear or Clearstream, Luxembourg, the Holder shall give a notice to the Settlement Shares Depositary in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg prior to the Notice Cut-off Date (which may include notice being given on its instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Settlement Shares Depositary by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time with the following details: (1) the name of the Holder; (2) the principal amount of AT1 Securities held by it and the subject of the Conversion; (3) the CREST account details or, if on Conversion the Ordinary Shares are not a participating security in CREST, the address to which any Ordinary Shares (if any) should be delivered; (4) details of a sterling account to which any cash component of any Alternative Consideration (if any) should be paid; and (5) such other details as Euroclear or Clearstream, Luxembourg may require. Any reference in the Conditions to the delivery of Conversion Notices shall be construed accordingly.

Meetings

For the purposes of any meeting of Holders, the holder of the AT1 Securities represented by this Global Certificate shall be treated as being entitled to one vote in respect of each integral currency unit of the currency of the AT1 Securities.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated as of the Issue Date.

LLOYDS BANKING GROUP PLC

By:

Certificate of Authentication

This Global Certificate is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] principal amount of the AT1 Securities represented by this Global Certificate, and all rights under them.

Dated ....................................................

Signed .................................................. Certifying Signature

__________________

Notes:

1	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the AT1 Securities represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

2         A representative of the Holder should state the capacity in which he signs e.g. executor.

Schedule 1

Part B

Form of Certificate

On the front:

LLOYDS BANKING GROUP PLC

(incorporated in Scotland with limited liability under the Companies Acts with registered number SC095000)

£1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent

Convertible Securities

CERTIFICATE

Certificate No. [●]

This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [principal amount] of the AT1 Securities referred to above (the “AT1 Securities”) of LLOYDS BANKING GROUP PLC (the “Issuer”). The AT1 Securities are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer, for value received, promises to, or to the order of, pay to the holder of the AT1 Securities represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such AT1 Securities) on such date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the AT1 Securities represented by this Certificate and (subject to the Conditions) to pay interest in respect of such AT1 Securities from the Issue Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the AT1 Securities represented by this Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the AT1 Securities represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the AT1 Securities represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the AT1 Securities represented by this Certificate is entitled to payments in respect of the AT1 Securities represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated as of the Issue Date.

LLOYDS BANKING GROUP PLC

By:

Certificate of Authentication

This Certificate is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

On the back:

Terms and Conditions of the AT1 Securities

[The Terms and Conditions that are set out in Schedule 2 to the Trust Deed will be set out here.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] principal amount of the AT1 Securities represented by this Certificate, and all rights under them.

Dated ....................................................

Signed .................................................. Certifying Signature

________________

Notes:

1	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the AT1 Securities represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

2         A representative of the Holder should state the capacity in which he signs e.g. executor.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

PRINCIPAL PAYING AND CONVERSION AGENT AND TRANSFER AGENT

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Schedule 2

TERMS AND CONDITIONS OF THE AT1 SECURITIES

The issue of the £1,494,392,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (the “AT1 Securities”, which expression shall, unless otherwise indicated, include any Further AT1 Securities) was (save in respect of any Further AT1 Securities) authorised pursuant to a resolution of the board of directors of Lloyds Banking Group plc (the “Issuer”) passed on 27 February 2014 and a resolution of a committee of the board of directors of the Issuer passed on 5 March 2014. The AT1 Securities are constituted by a trust deed (the “Trust Deed”) dated 1 April 2014 entered into between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the AT1 Securityholders. These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Certificates referred to below. An Agency Agreement (the “Agency Agreement”) dated 1 April 2014 has been entered into in relation to the AT1 Securities between the Issuer, the Trustee, The Bank of New York Mellon (Luxembourg) S.A. as registrar and as transfer agent, The Bank of New York Mellon, London Branch as principal paying and conversion agent and calculation agent and the other paying and conversion agents named in it. The principal paying and conversion agent, the other paying and conversion agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Principal Paying and Conversion Agent”, the “Paying and Conversion Agents” (which expression shall include the Principal Paying and Conversion Agent), the “Registrar”, the “Transfer Agents” (which expression shall include the Registrar) and the “Calculation Agent”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the principal office of the Trustee (presently at One Canada Square, London E14 5AL) and at the specified offices of the Paying and Conversion Agents and the Transfer Agents.

The AT1 Securityholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination and Title

The AT1 Securities are issued in registered form in specified denominations of £200,000 and integral multiples of £1,000 in excess thereof.

The AT1 Securities are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(a), each Certificate shall represent the entire holding of AT1 Securities by the same Holder.

Title to the AT1 Securities shall pass by registration in the register of the AT1 Securityholders that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the Holder of any AT1 Security shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the Holder.

2	Transfers of AT1 Securities

(a)	Transfer of AT1 Securities

One or more AT1 Securities may, subject to Condition 2(d), be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such AT1 Securities to be transferred, together with the form of transfer endorsed on such Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. A new Certificate shall be issued to the transferee in respect of the AT1 Securities the subject of the relevant transfer and, in the case of a transfer of part only of a holding of AT1 Securities represented by one Certificate, a new Certificate in respect of the balance of the AT1 Securities not transferred shall be issued to the transferor. In the case of a transfer of AT1 Securities to a person who is already a Holder of AT1 Securities, a new Certificate representing the enlarged holding may be issued but only against surrender of the Certificate representing the existing holding of such person. All transfers of AT1 Securities and entries on the Register will be made subject to the detailed regulations concerning transfers of AT1 Securities scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any AT1 Securityholder upon request.

(b)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 2(a) shall be available for delivery within three business days of receipt of the form of transfer and surrender of the relevant Certificate. Delivery of new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery and surrender of such form of transfer and Certificate or, as the case may be, surrender of such Certificate, shall have been made or, at the option of the relevant Holder and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Holder entitled to the new Certificate to such address as may be so specified, unless such Holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(b), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(c)	Transfers Free of Charge

Transfers of AT1 Securities and the issue of new Certificates on transfer shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(d)	Closed Periods

No AT1 Securityholder may require the transfer of an AT1 Security to be registered (i) during the period of 15 days ending on the due date for redemption of the AT1 Securities pursuant to Condition 8, (ii) at any time after the second London business day following the giving of a Conversion Trigger Notice by the Issuer or (iii) during the period of seven days ending on (and including) any Record Date.

3	Status of the AT1 Securities

The AT1 Securities constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu and without any preference among themselves. The rights and claims of the AT1 Securityholders are subordinated as described in Condition 4.

4	Subordination

(a)	Conditions to Payment

Other than where Condition 4(b), 4(c) or (in relation to the cash component of any Alternative Consideration) 7(b)(iii) applies, all payments in respect of or arising from (including any damages for breach of any obligations under) the AT1 Securities are, in addition to the provisions of Condition 6 relating to the cancellation of interest, conditional upon the Issuer being solvent at the time of payment by the Issuer and no principal, interest or other amount shall be due and payable in respect of or arising from the AT1 Securities except to the extent that the Issuer could make such payment and still be solvent immediately thereafter.

The Issuer shall, for these purposes, be considered to be solvent if (x) it is able to pay its debts owed to its Senior Creditors as they fall due and (y) its Assets at least equal its Liabilities.

A certificate as to the solvency or insolvency of the Issuer by two Authorised Signatories shall, in the absence of manifest error, be treated by the Issuer, the Trustee, the Holders and all other interested parties as correct and sufficient evidence thereof.

Any payment of interest not due by reason of this Condition 4(a) shall be cancelled as provided in Condition 6(a).

As used herein:

“Assets” means the unconsolidated gross assets of the Issuer, as shown in the latest published audited balance sheet of the Issuer, but adjusted for subsequent events in such manner as the directors of the Issuer may determine;

“Liabilities” means the unconsolidated gross liabilities of the Issuer, as shown in the latest published audited balance sheet of the Issuer, but adjusted for contingent and prospective liabilities and for subsequent events in such manner as the directors of the Issuer may determine; and

“Senior Creditors” means creditors of the Issuer (a) who are unsubordinated creditors, (b) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of the Issuer but not further or otherwise or (c) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the AT1 Securities in a winding-up occurring prior to the Conversion Trigger.

(b)	Winding-up prior to a Conversion Trigger

If at any time prior to the date on which a Conversion Trigger occurs:

(i)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganisation, reconstruction or amalgamation of the Issuer or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the Trustee or by an Extraordinary Resolution and (y) do not provide that the AT1 Securities shall thereby become redeemable or repayable in accordance with these Conditions); or

(ii)	an administrator of the Issuer is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend,

there shall be payable by the Issuer in respect of each AT1 Security (in lieu of any other payment by the Issuer), such amount, if any, as would have been payable to the Holder of such AT1 Security if, throughout such winding-up or administration, such Holder were the holder of one of a class of preference shares in the capital of the Issuer (“Notional Preference Shares”) having an equal right to a return of assets in the winding-up or administration to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of the Issuer from time to time (if any) and which have a preferential right to a return of assets in the winding-up or administration over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of the Issuer but ranking junior to the claims of Senior Creditors (as defined above), and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share on a return of assets in such winding-up or administration were an amount equal to the principal amount of the relevant AT1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to the AT1 Security, including any accrued but unpaid interest thereon (to the extent not cancelled in accordance with these Conditions) and any damages awarded for breach of any obligations, whether or not the conditions referred to in Condition 4(a) are satisfied on the date upon which the same would otherwise be due and payable.

(c)	Winding-up on or after a Conversion Trigger

If at any time on or after the date on which a Conversion Trigger occurs:

(i)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganisation, reconstruction or amalgamation of the Issuer or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the Trustee or by an Extraordinary Resolution and (y) do not provide that the AT1 Securities shall thereby become redeemable or repayable in accordance with these Conditions); or

(ii)	an administrator of the Issuer is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend,

but the relevant Ordinary Shares to be issued and delivered to the Settlement Shares Depositary on Conversion in accordance with Condition 7 have not been so delivered, there shall be payable by the Issuer in respect of each AT1 Security (in lieu of any other payment by the Issuer), such amount, if any, as would have been payable to the Holder of such AT1 Security if, throughout such winding-up or administration, such Holder were the holder of such number of Ordinary Shares as that Holder would have been entitled to receive on Conversion in accordance with Condition 7 (ignoring for these purposes the Issuer’s right to make an election for a Conversion Shares Offer to be effected in accordance with Condition 7(b)(iii)), whether or not the conditions referred to in Condition 4(a) are satisfied on the date upon which the same would otherwise be due and payable.

(d)	Set-off

Subject to applicable law, no AT1 Securityholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the AT1 Securities and each AT1 Securityholder shall, by virtue of its holding of any AT1 Security be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any AT1 Securityholder by the Issuer in respect of, or arising under or in connection with the AT1 Securities is discharged by set-off, such AT1 Securityholder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or, as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer) and accordingly any such discharge shall be deemed not to have taken place.

(e)	Trustee

The provisions of this Condition 4 apply only to the principal and interest and any other amounts payable in respect of the AT1 Securities and nothing in this Condition 4 or in Condition 7 or 12 shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

The Trustee shall have no responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with any non-payment of interest or other amounts by reason of Condition 4(a) or Condition 6, Conversion pursuant to Condition 7 or any cancellation of the AT1 Securities or write down of any claims in respect thereof following the occurrence of a Non-Qualifying Relevant Event pursuant to Condition 7(a)(vi)). Furthermore, the Trustee shall not be responsible for any calculation or the verification of any calculation in connection with any of the foregoing.

5	Interest

(a)	Interest Rate

The AT1 Securities bear interest at the applicable Interest Rate from the Issue Date in accordance with the provisions of this Condition 5.

Subject to Conditions 4(a), 6 and 7, interest shall be payable on the AT1 Securities quarterly in arrear on each Interest Payment Date in equal instalments, in each case as provided in this Condition 5, except that the first payment of interest, scheduled to be made on 27 June 2014, will be in respect of the period from and including the Issue Date to but excluding 27 June 2014.

Where it is necessary to compute an amount of interest in respect of any AT1 Security for a period which is less than a complete Interest Period, the relevant day-count fraction shall be determined on the basis of the number of days in the relevant period, from and including the date from which interest begins to accrue to but excluding the date on which it falls due, divided by the product of (1) the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last) and (2) the number of Interest Periods normally ending in any year.

(b)	Interest Accrual

Without prejudice to Conditions 4(a), 6 and 7, the AT1 Securities will cease to bear interest from (and including) the date of redemption thereof pursuant to Condition 8 unless, upon due presentation, payment and performance of all amounts and obligations due in respect of the AT1 Securities is not properly and duly made, in which event interest shall continue to accrue on the AT1 Securities, both before and after judgment, and shall be payable, as provided in these Conditions up to (but excluding) the Relevant Date. Interest in respect of any AT1 Security shall be calculated per Calculation Amount. The amount of interest per Calculation Amount shall, save as provided in Condition 5(a) in relation to equal instalments, be equal to the product of the Calculation Amount, the relevant Interest Rate and the day-count fraction as described in Condition 5(a) for the relevant period, rounding the resultant figure to the nearest penny (half a penny being rounded upwards).

(c)	Initial Fixed Interest Rate

For the Initial Fixed Rate Interest Period, the Interest Rate will be 7.625 per cent. per annum (the “Initial Fixed Interest Rate”).

Subject to Conditions 4(a), 6 and 7, the Interest Payment in relation to the short first coupon scheduled to be paid on 27 June 2014 will (if paid in full) amount to £18.0265 per Calculation Amount and each subsequent quarterly Interest Payment thereafter for each Interest Period commencing in the Initial Fixed Rate Interest Period will (if paid in full) amount to £19.0625 per Calculation Amount.

(d)	Reset Interest Rate

The Interest Rate will be reset (the “Reset Rate of Interest”) in accordance with this Condition 5 on each Reset Date. The Reset Rate of Interest in respect of each Reset Period will be determined by the Calculation Agent on the relevant Reset Determination Date as the sum of the relevant Reset Reference Rate plus the Margin, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).

(e)	Determination of Reset Rate of Interest

The Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each Reset Determination Date, determine the Reset Rate of Interest in respect of the relevant Reset Period.

(f)	Publication of Reset Rate of Interest

The Issuer shall cause notice of the Reset Rate of Interest determined in accordance with this Condition 5 to be given to the Trustee, the Registrar, the Paying and Conversion Agents, any stock exchange on which the AT1 Securities are for the time being listed or admitted to trading and, in accordance with Condition 17, the Holders, in each case as soon as practicable after its determination but in any event not later than the fourth London business day thereafter.

(g)	Calculation Agent

With effect from the Reset Determination Date relating to the first Reset Period, and so long as any AT1 Securities remain outstanding thereafter, the Issuer will maintain a Calculation Agent.

The name of the initial Calculation Agent and its initial specified office is set out at the end of these Conditions.

The Issuer may, with the prior written approval of the Trustee, from time to time replace the Calculation Agent with another leading investment, merchant or commercial bank or financial institution in London. If the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails duly to determine the Reset Rate of Interest in respect of any Reset Period as provided in Condition 5(d) and (e), the Issuer shall forthwith appoint another leading investment, merchant or commercial bank or financial institution in London approved in writing by the Trustee to act as such in its place. The Calculation Agent may not resign its duties or be removed without a successor having been appointed as aforesaid.

(h)	Determinations of Calculation Agent Binding

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 5, by the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Calculation Agent, the Trustee, the Paying and Conversion Agents and all AT1 Securityholders and (in the absence of wilful default and bad faith) no liability to the AT1 Securityholders or the Issuer shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of any of its powers, duties and discretions.

6	Interest Cancellation

(a)	Interest Payments Discretionary

Interest on the AT1 Securities is due and payable only at the sole discretion, subject to Conditions 4(a), 6(b) and 7(c), of the Issuer. Accordingly, the Issuer may elect to cancel any Interest Payment (or any part thereof) which would otherwise be payable on any Interest Payment Date. If the Issuer does not make an Interest Payment or part thereof on the relevant Interest Payment Date, such non-payment shall evidence either the non-payment and cancellation of such Interest Payment (or relevant part thereof) by reason of it not being due in accordance with Condition 4(a), the cancellation of such Interest Payment (or relevant part thereof) in accordance with Condition 6(b) or 7(c) or, as appropriate, the Issuer’s exercise of its discretion otherwise to cancel such Interest Payment (or relevant part thereof) in accordance with this Condition 6(a), and accordingly such interest shall not in any such case be due and payable.

Any Interest Payment (or relevant part thereof) which is cancelled in accordance with this Condition 6 or which is otherwise not due in accordance with Condition 4(a) or Condition 7(c) shall not become due and shall not accumulate or be payable at any time thereafter, and Holders of the AT1 Securities shall have no rights in respect thereof and any such non-payment shall not constitute a default for any purpose on the part of the Issuer.

(b)	Restrictions on Interest Payments

The Issuer shall cancel any Interest Payment (or, as appropriate, part thereof) on the AT1 Securities in accordance with this Condition 6 in respect of any Interest Payment Date to the extent that the Issuer has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by the Issuer since the end of the last financial year of the Issuer and prior to such Interest Payment Date on or in respect of any Parity Securities, the AT1 Securities and any Junior Securities and (ii) all payments (other than redemption payments) payable by the Issuer on such Interest Payment Date (x) on the AT1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items of the Issuer.

The Issuer shall be responsible for determining compliance with this Condition 6(b) and neither the Trustee nor any Paying and Conversion Agent, Transfer Agent or Calculation Agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

(c)	Notice of Interest Cancellation

If practicable, the Issuer shall provide notice of any cancellation of any Interest Payment to the Holders of the AT1 Securities in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent on or prior to the relevant Interest Payment Date. However, any failure to provide such notice will not invalidate the cancellation of the relevant Interest Payment.

7	Conversion

(a)	Conversion upon Conversion Trigger

(i)	If the Conversion Trigger occurs, each AT1 Security shall, subject to and as provided in this Condition 7(a), be irrevocably discharged and satisfied by its Conversion into Ordinary Shares, credited as fully paid, in the manner and in the circumstances described below and the issuance and delivery of such Ordinary Shares to the Settlement Shares Depositary, to be held on trust (on terms permitting a Conversion Shares Offer in accordance with Condition 7(b)(iii)) for the AT1 Securityholders, as provided below. Such Conversion shall occur without delay upon the occurrence of a Conversion Trigger.

The AT1 Securities are not convertible at the option of AT1 Securityholders at any time.

The “Conversion Trigger” shall occur if the Issuer determines that the CET1 Ratio as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00 per cent. on such date.

Following the occurrence of the Conversion Trigger, the Issuer shall give notice thereof to the Holders of the AT1 Securities (the “Conversion Trigger Notice”) in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent (i) in the case of a Conversion Trigger that has occurred as at any Quarterly Financial Period End Date, on or within five London business days (or such shorter period as the Relevant Regulator may require) after the relevant Ordinary Reporting Date and (ii) in the case of a Conversion Trigger that has occurred as at any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date (and, in any event, within such period as the Relevant Regulator may require). The Conversion Trigger Notice shall specify the CET1 Ratio as at the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date (as applicable), the Conversion Price then prevailing (which Conversion Price shall remain subject to any subsequent adjustment pursuant to Condition 7(e) up to the Conversion Date), the Conversion Date and details of the Settlement Shares Depositary, the Notice Cut-Off Date and the Long-Stop Date.

(ii)	If the Conversion Trigger occurs, the AT1 Securities will be converted in whole and not in part on the Conversion Date as provided below, at which point all of the Issuer’s obligations under the AT1 Securities shall be irrevocably discharged and satisfied by the Issuer’s issuance and delivery of the relevant Ordinary Shares to the Settlement Shares Depositary on the Conversion Date.

If the Issuer has been unable to appoint a Settlement Shares Depositary, it shall make such other arrangements for the issuance and delivery of the Ordinary Shares to be issued and delivered upon Conversion (or of the Alternative Consideration, as applicable) to the AT1 Securityholders as it shall consider reasonable in the circumstances, which may include issuing and delivering the Ordinary Shares to another independent nominee to be held on trust (on terms permitting a Conversion Shares Offer in accordance with Condition 7(b)(iii)) for the AT1 Securityholders or to the AT1 Securityholders directly, which issuance and delivery shall irrevocably discharge and satisfy all of the Issuer’s obligations under the AT1 Securities as if the relevant Ordinary Shares had been issued and delivered to the Settlement Shares Depositary and, in which case, where the context so admits, references in these Conditions to the issue and delivery of Ordinary Shares to the Settlement Shares Depositary shall be construed accordingly and apply mutatis mutandis.

(iii)	Provided that the Issuer issues and delivers the relevant Ordinary Shares to the Settlement Shares Depositary in accordance with these Conditions, with effect from the Conversion Date no Holder of the AT1 Securities will have any rights against the Issuer with respect to the repayment of the principal amount of the AT1 Securities or the payment of interest or other amount on or in respect of such AT1 Securities and the principal amount of the AT1 Securities shall equal zero at all times thereafter.

(iv)	Upon its determination that a Conversion Trigger has occurred, the Issuer shall immediately inform the Relevant Regulator and shall, prior to giving the Conversion Trigger Notice, deliver to the Trustee a certificate signed by two Authorised Signatories of the Issuer stating that the Conversion Trigger has occurred and the Trustee shall accept such certificate without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee and the AT1 Securityholders.

(v)	If a Relevant Event shall occur that is a Qualifying Relevant Event, then, where the Conversion Date falls on or after the New Conversion Condition Effective Date, each AT1 Security shall, upon the occurrence of the Conversion Trigger, subject to and as provided in this Condition 7(a) and in Condition 7(j), be converted into Relevant Shares of the Approved Entity.

(vi)	If a Relevant Event shall occur that is a Non-Qualifying Relevant Event, then, with effect from the occurrence of such Non-Qualifying Relevant Event and unless the Conversion Date shall have occurred prior to such date, outstanding AT1 Securities shall not be subject to Conversion at any time notwithstanding that a Conversion Trigger may occur subsequently but, instead, upon the occurrence of a Conversion Trigger subsequent to a Non-Qualifying Relevant Event the full principal amount of each AT1 Security will automatically be written down to zero, each AT1 Security will be cancelled, the AT1 Securityholders will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against the Issuer with respect to, repayment of the aggregate principal amount of the AT1 Securities written down pursuant to this Condition and all accrued but unpaid interest and any other amounts payable on each AT1 Security will be cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger. For the avoidance of doubt, nothing in this Condition 7(a)(vi) shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

(vii)	The Ordinary Shares to be issued and delivered on Conversion shall (except where the Issuer has been unable to appoint a Settlement Shares Depositary as contemplated in Condition 7(a)(ii)) initially be registered in the name of the Settlement Shares Depositary, which (subject to the provisions of Condition 7(b)(iii)) shall hold such Ordinary Shares on trust for the Holders of the AT1 Securities. By virtue of its holding of any AT1 Security, each AT1 Securityholder shall be deemed to have irrevocably directed the Issuer to issue and deliver such Ordinary Shares to the Settlement Shares Depositary.

Provided that the Issuer so issues and delivers the Ordinary Shares to be issued and delivered on Conversion to the Settlement Shares Depositary, with effect on and from the Conversion Date, Holders of the AT1 Securities shall have recourse only to the Settlement Shares Depositary for the delivery to them of such Ordinary Shares or, subject to and as provided in Condition 7(b)(iii), the Alternative Consideration. Subject to Condition 4(c), if the Issuer fails to issue and deliver the Ordinary Shares to be issued and delivered on Conversion to the Settlement Shares Depositary on the Conversion Date, a Holder’s only right under the AT1 Securities against the Issuer for any such failure will be to claim to have such Ordinary Shares so issued and delivered.

Following the issuance and delivery of the Ordinary Shares to be delivered on Conversion to the Settlement Shares Depositary on the Conversion Date, the AT1 Securities shall remain in existence until the applicable Settlement Date (or, if earlier, the Long-Stop Date) for the purpose only of evidencing the Holders’ right as aforesaid to receive such Ordinary Shares or the Alternative Consideration, as the case may be, to be delivered by the Settlement Shares Depositary.

(viii)	Subject to and as provided in Condition 7(b)(iii), the Settlement Shares Depositary shall hold the Ordinary Shares to be issued and delivered on Conversion on trust for the Holders of the AT1 Securities who shall, for so long as such Ordinary Shares are held by the Settlement Shares Depositary, be entitled to direct the Settlement Shares Depositary to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that Holders shall not be able to sell or otherwise transfer such Ordinary Shares unless and until such time as they have been delivered to Holders in accordance with Condition 7(m).

(b)	Conversion Settlement

(i)	Upon Conversion, the Issuer shall redeem the AT1 Securities at a price equal to their principal amount and the AT1 Securityholders shall be deemed irrevocably to have directed and authorised the Issuer to apply such sum on their behalf in paying up the relevant Ordinary Shares to be issued and delivered to the Settlement Shares Depositary on Conversion of their AT1 Securities.

(ii)	In order to obtain delivery from the Settlement Shares Depositary of Ordinary Shares or, as applicable, the relevant Alternative Consideration following a Conversion, AT1 Securityholders will be required to deliver a Conversion Notice and the relevant Certificate representing the relevant AT1 Security to the Settlement Shares Depositary (or an agent designated for the purpose in the Conversion Trigger Notice) on or before the Notice Cut-off Date in accordance with Condition 7(m). If AT1 Securityholders fail to make such delivery on or before the Notice Cut-off Date or otherwise the relevant Conversion Notice shall have been determined by the Settlement Shares Depositary to be null and void, then the Settlement Shares Depositary shall continue to hold the relevant Ordinary Shares or the relevant Alternative Consideration, as the case may be, until a valid Conversion Notice (and the Certificate representing the relevant AT1 Securities) is so delivered.

(iii)	Not later than the tenth London business day following the Conversion Date, the Issuer may, in its sole and absolute discretion, make an election by giving notice to the Holders of the AT1 Securities in accordance with Condition 17 (a “Conversion Shares Offer Election Notice”) that the Settlement Shares Depositary (or an agent on its behalf) will make an offer, in the Issuer’s sole and absolute discretion, of all or some of the Ordinary Shares to be delivered on Conversion to, in the Issuer’s sole and absolute discretion, all or some of the Issuer’s Shareholders at such time, such offer to be at a cash price per Ordinary Share being no less than the Conversion Price, all in accordance with the following provisions (the “Conversion Shares Offer”).

A Conversion Shares Offer Election Notice shall specify the period of time for which the Conversion Shares Offer will be open (the “Conversion Shares Offer Period”). The Conversion Shares Offer Period shall end no later than 40 London business days after the giving of the Conversion Shares Offer Election Notice by the Issuer.

Upon expiry of the Conversion Shares Offer Period, the Settlement Shares Depositary will provide notice to the Holders of the AT1 Securities in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per Calculation Amount. The Alternative Consideration shall be held on trust by the Settlement Shares Depositary for the AT1 Securityholders. The cash component of any Alternative Consideration shall be payable by the Settlement Shares Depositary to the Holders of the AT1 Securities in pounds sterling and whether or not the conditions referred to in Condition 4(a) are satisfied.

The Issuer reserves the right, in its sole and absolute discretion, to elect that the Settlement Shares Depositary terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period. If the Issuer makes such election, it will provide at least three London business days’ notice to the Holders of the AT1 Securities in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent and the Settlement Shares Depositary may then, in its sole and absolute discretion, take steps to deliver to Holders of the AT1 Securities the Ordinary Shares to be delivered on Conversion at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Conversion Shares Offer been completed.

By virtue of its holding of any AT1 Security, each Holder of the AT1 Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Settlement Shares Depositary, such Holder shall be deemed to have: (i) irrevocably consented to any Conversion Shares Offer and, notwithstanding that such Ordinary Shares are held by the Settlement Shares Depositary on trust for the AT1 Securityholders, to the Settlement Shares Depositary using the Ordinary Shares delivered to it on Conversion to settle any Conversion Shares Offer; (ii) irrevocably consented to the transfer of the interest such Holder has in the Ordinary Shares delivered on Conversion to the Settlement Shares Depositary to one or more purchasers identified by the Settlement Shares Depositary in connection with the Conversion Shares Offer; (iii) irrevocably agreed that the Issuer and the Settlement Shares Depositary may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the AT1 Securities; and (iv) irrevocably agreed that none of the Issuer, the Trustee or the Settlement Shares Depositary shall, to the extent permitted by applicable law, incur any liability to the Holders of the AT1 Securities in respect of the Conversion Shares Offer (except for the obligations of the Settlement Shares Depositary in respect of the Holders’ entitlement to, and the subsequent delivery of, any Alternative Consideration).

The Trustee shall not be responsible for monitoring any Conversion Shares Offer, nor for monitoring or enforcing the obligations of the Settlement Shares Depositary in respect thereof. Following Conversion and delivery of the Ordinary Shares to the Settlement Shares Depositary, AT1 Securityholders must look to the Settlement Shares Depositary for any Ordinary Shares or Alternative Consideration due to them at the relevant time.

(c)	Accrued Interest on Conversion

Any interest in respect of an Interest Payment Date which falls on or after the date of a Conversion Trigger shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger and shall not become due and payable.

(d)	Conversion Price

The Issuer shall issue and deliver to the Settlement Shares Depositary on the Conversion Date a number of Ordinary Shares in respect of each AT1 Security determined by dividing the principal amount of such AT1 Security by the Conversion Price prevailing on the Conversion Date.

The “Conversion Price” per Ordinary Share in respect of the AT1 Securities is £0.643, subject to adjustment in the circumstances described in Condition 7(e).

Once an AT1 Security has been converted into Ordinary Shares, there is no provision for the reconversion of such Ordinary Shares back into AT1 Securities.

(e)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion

Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any Ordinary Shares to Shareholders credited as fully paid by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)	If and whenever the Issuer shall pay any Extraordinary Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 7(e)(iii), the first date on which the Ordinary Shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to Shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares which is to be paid or made to Shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital.

(iv)	If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or the Issuer or any member of the Group or (at the direction or request or pursuant to arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 7(e)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 7(e)(iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

Notwithstanding the foregoing provisions:

(A)	where the events or circumstances giving rise to any adjustment pursuant to this Condition 7(e) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate to give the intended result;

(B)	such modification shall be made to the operation of these Conditions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency; and

(C)	for the avoidance of doubt, the issue of Ordinary Shares upon a Conversion or upon any conversion or exchange in respect of any other Securities or the exercise of any other options, warrants or other rights shall not result in an adjustment to the Conversion Price.

(f)	Determination of Consideration Receivable

For the purpose of any calculation of the consideration receivable or price pursuant to Condition 7(e)(iv), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(2)	(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(3)	if the consideration or price determined pursuant to (1) or (2) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (1) above) or the relevant date of first public announcement (in the case of (2) above);

(4)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(5)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

(g)	Decision of an Independent Adviser

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, the Issuer may at its discretion appoint an Independent Adviser and, following consultation between the Issuer and such Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Issuer and the AT1 Securityholders, save in the case of manifest error.

(h)	Share Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

(i)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to AT1 Securityholders promptly after the determination thereof in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent.

The Conversion Price shall not in any event be reduced to below the nominal value of an Ordinary Share for the time being. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value.

(j)	Qualifying Relevant Event

(i)	If a Qualifying Relevant Event shall occur, the AT1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into Relevant Shares of the Approved Entity (save as provided below in this Condition 7(j)(i) mutatis mutandis as provided in this Condition 7) at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by the Issuer of such number of Ordinary Shares as is determined in accordance with Condition 7(d) to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of the Issuer’s obligations under the AT1 Securities (but shall be without prejudice to the rights of the Trustee and the AT1 Securityholders against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition” in Condition 7(j)(v) below). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the AT1 Securityholders, to deliver the Relevant Shares to the Settlement Shares Depositary as aforesaid. For the avoidance of doubt, the Issuer may elect that a Conversion Shares Offer be made by the Settlement Shares Depositary in respect of the Relevant Shares.

(ii)	The New Conversion Price shall be subject to adjustment in the circumstances provided in this Condition 7 (with such modifications and amendments as an Independent Adviser acting in good faith shall determine to be appropriate) and the Issuer shall give notice to AT1 Securityholders of the New Conversion Price and of any such modifications and amendments in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent.

(iii)	In the case of a Qualifying Relevant Event:

(1)	the Issuer shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements, which may include deeds supplemental to the Trust Deed, and such amendments and modifications to the Trust Deed shall be made to ensure that, with effect from the New Conversion Condition Effective Date, the AT1 Securities shall (following the occurrence of a Conversion Trigger) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis in accordance with, and subject to, this Condition 7 (as may be so supplemented, amended or modified) at the New Conversion Price; and

(2)	the Issuer shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares in the manner provided in this Condition 7, as may be supplemented, amended or modified as provided above.

The Trustee shall be obliged (at the expense of the Issuer) to concur with the Issuer in making any such amendments and modifications to the Trust Deed, and to execute any such deeds supplemental to the Trust Deed, provided that the Trustee shall not be bound to do so if any such amendments, modifications or deeds would, in the opinion of the Trustee, have the effect of (i) exposing the Trustee to any liability against which it is not indemnified and/or secured and/or pre-funded to its satisfaction, (ii) changing, increasing or adding to the obligations or duties of the Trustee or (ii) removing or amending any protection or indemnity afforded to, or any other provision in favour of, the Trustee under the Trust Deed, the Conditions and/or the AT1 Securities.

(iv)	Within 10 days following the occurrence of a Relevant Event, the Issuer shall give notice thereof to the AT1 Securityholders (a “Relevant Event Notice”) in accordance with Condition 17.

The Relevant Event Notice shall specify:

(1)	the identity of the Acquiror;

(2)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event;

(3)	in the case of a Qualifying Relevant Event, the New Conversion Price;

(4)	in the case of a Non-Qualifying Relevant Event, that, with effect from the occurrence of the Relevant Event and unless the Conversion Trigger shall have occurred prior to the date of such Relevant Event, outstanding AT1 Securities shall not be subject to Conversion at any time notwithstanding that a Conversion Trigger may occur subsequently but that, instead, upon the occurrence of a subsequent Conversion Trigger (if any) the full principal amount of each AT1 Security will automatically be written down to zero, each AT1 Security will be cancelled, the AT1 Securityholders will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against the Issuer with respect to, repayment of the aggregate principal amount of the AT1 Securities written down pursuant to this Condition and all accrued but unpaid interest and any other amounts payable on each AT1 Security will be cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger.

(v)	As used herein:

“Acquiror” means the person which, following a Relevant Event, controls the Issuer.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments.

The “New Conversion Condition” shall be satisfied if by not later than seven days following the occurrence of a Relevant Event where the Acquiror is an Approved Entity, the Issuer shall have entered into arrangements to its satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the AT1 Securityholders, to deliver the Relevant Shares to the Settlement Shares Depositary upon a Conversion of the AT1 Securities, all as contemplated in Condition 7(j)(i).

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by the Issuer in accordance with the following formula:

where:

NCP is the New Conversion Price.

ECP is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into pounds sterling at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of the Ordinary Shares (translated, if necessary, into pounds sterling at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquiror is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognised stock exchange or securities market in an OECD member state.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of the Issuer (other than as a result of a Newco Scheme).

For the purposes of the definition of “Relevant Event”, “control” means:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50 per cent. of the issued Ordinary Shares of the Issuer; or

(b)	the right to appoint and/or remove all or the majority of the members of the board of directors of the Issuer, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise;

and “controlled” shall be construed accordingly.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Regulated Market.

(k)	Procedure for Settlement and Delivery of Ordinary Shares on Conversion

Ordinary Shares to be issued and delivered upon a Conversion in respect of the AT1 Securities shall be issued and delivered subject to and as provided below.

(l)	Fractions

Fractions of Ordinary Shares will not be delivered to the Settlement Shares Depositary or to Holders of AT1 Securities upon a Conversion and no cash payment will be made in lieu thereof.

However, if one or more Conversion Notices and relevant Certificates are delivered to the Settlement Shares Depositary such that any Ordinary Shares (or any Ordinary Share component of any Alternative Consideration, as applicable) to be issued and delivered to a Holder on Conversion are to be registered in the same name, the number of Ordinary Shares to be issued and delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such AT1 Securities to be converted.

(m)	Procedure for Delivery in respect of a Conversion upon Conversion Trigger

(i)	Subject as provided in Condition 7(m)(ii) below, in order to obtain delivery of the relevant Ordinary Shares or the Alternative Consideration, as applicable, following a Conversion of the AT1 Securities, the relevant AT1 Securityholder must deliver a duly completed Conversion Notice, together with the relevant Certificates representing the AT1 Securities to the Settlement Shares Depositary or the specified office of its agent(s) designated for the purpose in the Conversion Trigger Notice by the Notice Cut-off Date.

If such delivery is made or notice is given after the end of normal business hours at the specified office of the Settlement Shares Depositary or, as appropriate, its designated agent as aforesaid or on a day which is not a business day in such place, such delivery or notice shall be deemed for all purposes of these Conditions to have been made or given on the next following business day.

Subject as otherwise provided herein, the relevant Ordinary Shares (or the Ordinary Share component of any Alternative Consideration) will be delivered by or on behalf of the Settlement Shares Depositary in accordance with the instructions given in the relevant Conversion Notice.

Any cash component of any Alternative Consideration shall be paid by transfer to a pounds sterling account with a bank in London in accordance with the instructions contained in the relevant Conversion Notice.

(ii)	If not previously cancelled on the relevant Settlement Date, the relevant AT1 Securities shall be cancelled on the Long-Stop Date and any Holder of AT1 Securities delivering a Conversion Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Ordinary Shares or the relevant Alternative Consideration, as applicable, satisfactory to the Settlement Shares Depositary in its sole and absolute discretion in order to receive delivery of such Ordinary Shares or such Alternative Consideration, as applicable. The Issuer shall have no liability to any Holder of the AT1 Securities for any loss resulting from such Holder not receiving any Ordinary Shares or the relevant Alternative Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such Holder failing to submit a valid Conversion Notice and the relevant Certificate, on a timely basis or at all.

(iii)	Any determination as to whether any Conversion Notice has been properly completed and delivered together with the relevant Certificate(s) as provided in these Conditions shall be made by the Settlement Shares Depositary in its sole discretion and shall be conclusive and binding on the relevant AT1 Securityholders.

(n)	Taxes and Duties

Neither the Issuer, nor any member of the Group shall be liable for any taxes or capital, stamp, issue and registration or transfer taxes or duties arising on Conversion or that may arise or be paid as a consequence of the issue and delivery of Ordinary Shares on Conversion. An AT1 Securityholder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion in connection with the issue and delivery of Ordinary Shares to the Settlement Shares Depositary on behalf of such AT1 Securityholder and such AT1 Securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such AT1 Securityholder’s AT1 Securities or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Ordinary Shares to a purchaser in any Conversion Shares Offer shall be payable by the relevant purchaser of those Ordinary Shares.

(o)	Delivery

The Ordinary Shares to be delivered on Conversion will be issued and delivered to the Settlement Shares Depositary (or as otherwise provided in these Conditions) on trust (on terms permitting a Conversion Shares Offer in accordance with Condition 7(b)(iii)) for the Holders on the Conversion Date.

Ordinary Shares (or the Ordinary Share component of any Alternative Consideration) will be delivered to Holders in uncertificated form through the dematerialised securities trading system operated by Euroclear UK & Ireland Limited, known as CREST, unless at the relevant time the Ordinary Shares are not a participating security in CREST, in which case Ordinary Shares will be delivered in certificated form. Where any Ordinary Shares (or the Ordinary Share component of any Alternative Consideration) are to be delivered to Holders by the Settlement Shares Depositary through CREST, they will be delivered to the account specified by the relevant AT1 Securityholder in the relevant Conversion Notice, on the relevant Settlement Date. Where any Ordinary Shares (or the Ordinary Share component of any Alternative Consideration) are to be delivered to Holders in certificated form, a certificate in respect thereof will be dispatched by mail free of charge to the relevant AT1 Securityholder or as it may direct in the relevant Conversion Notice (in each case uninsured and at the risk of the relevant recipient) within 28 days following delivery of the relevant Conversion Notice.

The Ordinary Shares (or the Ordinary Share component of any Alternative Consideration) will not be available for issue or delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom or (iii) to the CREST account of such a person described in (i) or (ii).

(p)	Ordinary Shares

The Ordinary Shares issued and delivered on Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that any Ordinary Shares so issued and delivered will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Date.

(q)	Purchase or Redemption of Ordinary Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares or securities of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of AT1 Securityholders.

(r)	Covenants

Whilst any AT1 Security remains outstanding, the Issuer shall (if and to the extent permitted by the Applicable Regulations from time to time and only to the extent that such covenant would not cause a Capital Disqualification Event to occur), save with the approval of an Extraordinary Resolution:

(i)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)	in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that the Newco Scheme is an Exempt Newco Scheme and that immediately after completion of the Scheme of Arrangement such amendments are made to these Conditions as are necessary to ensure that the AT1 Securities may be converted into or exchanged for ordinary shares or units or the equivalent in Newco mutatis mutandis in accordance with and subject to these Conditions.

The Trustee shall be obliged (at the expense of the Issuer) to concur in effecting such amendments, provided that the Trustee shall not be bound so to concur if to do so would, in the opinion of the Trustee, have the effect of (i) exposing the Trustee to any liability against which it is not indemnified and/or secured and/or pre-funded to its satisfaction,

(ii)   changing, increasing or adding to the obligations or duties of the Trustee or (iii) removing or amending any protection or indemnity afforded to, or any other provision in favour of, the Trustee under the Trust Deed, the Conditions and/or the AT1 Securities;

(iii)	use all reasonable endeavours to ensure that the Ordinary Shares issued upon Conversion shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)	notwithstanding the provisions of Condition 7(b)(iii), at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Conversion of the AT1 Securities to be satisfied in full;

(v)	in circumstances where these Conditions contemplate the appointment of a Settlement Shares Depositary, the Issuer shall use all reasonable endeavours promptly to appoint such Settlement Shares Depositary; and

(vi)	where these Conditions require or provide for a determination by an Independent Adviser, the Issuer shall use all reasonable endeavours promptly to appoint an Independent Adviser for such purpose.

8	Redemption and Purchase

(a)	No Fixed Redemption Date

The AT1 Securities are perpetual securities in respect of which there is no fixed redemption date and the Issuer shall (subject to the provisions of Condition 4(a)) only have the right to repay them or purchase them in accordance with the following provisions of this Condition 8.

(b)	Conditions to Redemption and Purchase

Any redemption or purchase (other than a purchase in the ordinary course of a business dealing in securities) of the AT1 Securities by or on behalf of the Issuer or its Subsidiaries in accordance with Condition 8(c), (d), (e) or (g) is subject to:

(i)	the Issuer giving notice to the Relevant Regulator and the Relevant Regulator granting permission to the Issuer to redeem or purchase the relevant AT1 Securities (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)	in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Issuer having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Issuer as at the Issue Date or

(B)   in the case of redemption following the occurrence of a Capital Disqualification Event, the Issuer having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Issuer as at the Issue Date;

(iii)	in the case of any redemption of the AT1 Securities, the Issuer being solvent (as described in Condition 4(a)) both immediately prior to and immediately following such redemption;

(iv)	in the case of any redemption of the AT1 Securities, Condition 8(f); and

(v)	compliance by the Issuer with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the relevant Applicable Regulations for the time being.

Prior to the publication of any notice of redemption pursuant to this Condition 8 (other than redemption pursuant to Condition 8(c)), the Issuer shall deliver to the Trustee a certificate signed by two Authorised Signatories of the Issuer stating that the relevant event giving rise to the right to redeem has occurred and is continuing and the details thereof, and the Trustee shall be entitled to accept such certificate without any further inquiry as sufficient evidence of the satisfaction of the relevant conditions precedent, in which event such certificate shall be conclusive and binding on the Trustee and the AT1 Securityholders.

(c)	Issuer’s Call Option

Subject to Conditions 4(a), 8(b) and 8(f), the Issuer may, by giving not less than 30 nor more than 60 days’ notice to the Holders in accordance with Condition 17, the Trustee, the Registrar and the Principal Paying and Conversion Agent, which notice shall, save as provided in Conditions 4(a), 8(b) and 8(f), be irrevocable, elect to redeem all, but not some only, of the AT1 Securities on the First Reset Date or on any Reset Date thereafter at their principal amount, together with any Accrued Interest. Upon the relevant Reset Date, the Issuer shall, subject to Conditions 4(a), 8(b) and 8(f), redeem the AT1 Securities as aforesaid.

(d)	Redemption Due to Taxation

If at any time a Tax Event has occurred and is continuing, then the Issuer may, subject to Conditions 4(a), 8(b) and 8(f) and having given not less than 30 nor more than 60 days' notice to the Trustee, the Principal Paying and Conversion Agent, the Registrar and, in accordance with Condition 17, the AT1 Securityholders (which notice shall, subject as provided in Conditions 4(a), 8(b) and 8(f), be irrevocable), redeem in accordance with these Conditions at any time all, but not some only, of the AT1 Securities at their principal amount, together with any Accrued Interest. Upon the expiry of such notice, the Issuer shall, subject to Conditions 4(a), 8(b) and 8(f), redeem the AT1 Securities as aforesaid.

(e)	Redemption for Regulatory Purposes

If at any time a Capital Disqualification Event has occurred and is continuing, then the Issuer may, subject to Conditions 4(a), 8(b) and 8(f) and having given not less than 30 nor more than

60   days' notice to the AT1 Securityholders in accordance with Condition 17, the Trustee, the Principal Paying and Conversion Agent and the Registrar (which notice shall, subject as provided in Conditions 4(a), 8(b) and 8(f), be irrevocable), redeem in accordance with these Conditions at any time all, but not some only, of the AT1 Securities at their principal amount, together with any Accrued Interest. Upon the expiry of such notice, the Issuer shall, subject to Conditions 4(a), 8(b) and 8(f), redeem the AT1 Securities as aforesaid.

(f)	Conversion Trigger

The Issuer may not give a notice of redemption of the AT1 Securities pursuant to this Condition

8  if a Conversion Trigger Notice has been given. If a Conversion Trigger Notice is given after a notice of redemption shall have been given by the Issuer but before the relevant redemption date, such notice of redemption shall automatically be revoked and be null and void and the relevant redemption shall not be made.

(g)	Purchases

The Issuer (or any Subsidiary of the Issuer) may, subject to Condition 8(b), at any time purchase or procure others to purchase beneficially for its account AT1 Securities in any manner and at any price.

(h)	Cancellation

All AT1 Securities redeemed by the Issuer pursuant to this Condition 8 will forthwith be cancelled. All AT1 Securities repurchased by or on behalf of the Issuer or any Subsidiary of the Issuer may be held, reissued, resold or, at the option of the Issuer or any such Subsidiary, surrendered for cancellation to the Principal Paying and Conversion Agent. AT1 Securities so surrendered shall be cancelled forthwith. Any AT1 Securities so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such AT1 Securities shall be discharged.

(i)	Trustee Not Obliged to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists within this Condition 8 and will not be responsible to AT1 Securityholders for any loss arising from any failure by it to do so. Unless and until the Trustee has actual knowledge of the occurrence of any event or circumstance within this Condition 8, it shall be entitled to assume that no such event or circumstance exists.

9	Payments

(a)	Method of Payment

(i)	Payments of principal to be made to Holders in respect of AT1 Securities and payments of Accrued Interest payable on a redemption of AT1 Securities (other than on an Interest Payment Date) shall, in each case, be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in (ii) below.

(ii)	Payments of interest to be made to Holders in respect of AT1 Securities due on an Interest Payment Date shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”).

(iii)	Each payment in respect of the AT1 Securities pursuant to Condition 9(a)(i) and (ii) will be made by transfer to a pounds sterling account maintained by the payee with a bank in London. Payment instructions (for value on the due date or, if that is not a London business day, for value the first following day which is a London business day) will be initiated on the London business day preceding the due date for payment (for value the next London business day).

(iv)	Payments of any cash component of any Alternative Consideration shall be made in accordance with the provisions of Condition 7.

(b)	Payments subject to laws

Save as provided in Condition 10, payments under the AT1 Security will be subject in all cases to any other applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Issuer or its Paying and Conversion Agents agree to be subject and the Issuer will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the AT1 Securityholders in respect of such payments.

(c)	Appointment of Agents

The initial Principal Paying and Conversion Agent, the other Paying and Conversion Agents, Registrar, Transfer Agents and Calculation Agent and their respective specified offices are listed below. The Principal Paying and Conversion Agent, the Paying and Conversion Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any AT1 Securityholder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Principal Paying and Conversion Agent, any other Paying and Conversion Agent, the Registrar, any Transfer Agent or the Calculation Agent and to appoint additional or other Paying and Conversion Agents, Calculation Agents or Transfer Agents, provided that there shall at all times be (i) a Principal Paying and Conversion Agent, (ii) a Registrar, (iii) a Transfer Agent , (iv) one or more Calculation Agents where the Conditions so require, (v) such other agents as may be required by any other stock exchange on which the AT1 Securities may be listed, in each case as approved by the Trustee and (vi) a Paying and Conversion Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

In addition, the Issuer shall, in the event that it would be obliged to pay additional amounts on or in respect of any AT1 Security pursuant to Condition 10 by virtue of such AT1 Security being presented for payment in the United Kingdom, appoint and at all times thereafter maintain a Paying and Conversion Agent in a jurisdiction within Europe (other than the United Kingdom) and which otherwise complies with the foregoing provisions of this Condition 9(c).

Notice of any such change or any change of any specified office shall promptly be given to the Trustee and to the AT1 Securityholders in accordance with Condition 17.

(d)	Non-Business Days

If any date for payment in respect of any AT1 Security is not a business day, the Holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation (where presentation and surrender is required pursuant to these Conditions) which is a London business day.

10	Taxation

All payments of principal and/or interest to AT1 Securityholders by or on behalf of the Issuer in respect of the AT1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the AT1 Securityholders of the sums which would have been receivable (in the absence of such withholding or deduction) by them in respect of their AT1 Securities; except that no such Additional Amounts shall be payable with respect to any AT1 Security:

(a)	held by or on behalf of any Holder who is liable to such tax, duty, assessment or governmental charge in respect of such AT1 Security by reason of such Holder having some connection with the United Kingdom other than the mere holding of such AT1 Security; or

(b)	to, or to a third party on behalf of, a Holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such Holder proves that he is not entitled so to comply or to make such declaration or claim; or

(c)	to, or to a third party on behalf of, a Holder that is a partnership, or a Holder that is not the sole beneficial owner of the AT1 Security, or which holds the AT1 Security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

(d)	presented or surrendered for payment more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such additional amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(e)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(f)	in respect of any AT1 Security presented or surrendered for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting or surrendering the relevant AT1 Security to another Paying and Conversion Agent in a member state of the European Union.

11	Prescription

Claims against the Issuer for payment in respect of the AT1 Securities, shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

12	Non-payment when due

(a)	Proceedings for Winding-up

If the Issuer shall not make payment of principal in respect of the AT1 Securities for a period of seven days or more after the date on which such payment is due, the Issuer shall be deemed to be in default under the Trust Deed and the AT1 Securities and the Trustee may institute proceedings for the winding-up of the Issuer. In the event of a winding-up or liquidation of the Issuer (whether or not instituted by the Trustee), the Trustee may prove in the winding-up of the Issuer and/or claim in the liquidation of the Issuer, such claim being as set out in Condition 4(b) or Condition 4(c) as applicable.

(b)	Enforcement

Without prejudice to Condition 12(a), the Trustee may, at its discretion, and without notice institute such proceedings and/or take any other steps or action against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the Trust Deed or the AT1 Securities (other than any payment obligation of the Issuer under or arising from the AT1 Securities or the Trust Deed, including, without limitation, payment of any principal or interest in respect of the AT1 Securities, including any damages awarded for breach of any obligations but excluding any amount due to the Trustee in respect of its fees and/or expenses) and in no event shall the Issuer, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it pursuant to these Conditions and the Trust Deed. Nothing in this Condition 12(b) shall, however, prevent the Trustee instituting proceedings for the winding-up of the Issuer, proving in any winding-up of the Issuer and/or claiming in any liquidation of the Issuer or exercising rights under Condition 4(b) or, as applicable, 4(c) in respect of any payment obligations of the Issuer arising from or in respect of the AT1 Securities or the Trust Deed (including any damages awarded for breach of any obligations).

(c)	Entitlement of Trustee

The Trustee shall not be bound to take any of the actions referred to in Condition 12(a) or (b) above against the Issuer to enforce the terms of the Trust Deed or the AT1 Securities or any other action under or pursuant to the Trust Deed unless (i) it shall have been so requested by an Extraordinary Resolution of the AT1 Securityholders or in writing by the holders of at least one-quarter in principal amount of the AT1 Securities then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

(d)	Right of AT1 Securityholders

No AT1 Securityholder shall be entitled to proceed directly against the Issuer or to institute proceedings for the winding-up or to claim in the liquidation of the Issuer or to prove in a winding-up unless the Trustee, having become bound so to do, fails to do so within a reasonable period and such failure shall be continuing, in which case the AT1 Securityholder shall have only such rights against the Issuer as those which the Trustee is entitled to exercise as set out in this Condition 12.

(e)	Extent of AT1 Securityholder's remedy

No remedy against the Issuer, other than as referred to in this Condition 12, shall be available to the Trustee or the AT1 Securityholders, whether for the recovery of amounts owing in respect of the AT1 Securities or under the Trust Deed or in respect of any breach by the Issuer of any of its other obligations under or in respect of the AT1 Securities or under the Trust Deed.

13	Meetings of AT1 Securityholders, Modification, Waiver and Substitution

(a)	Meetings of AT1 Securityholders

The Trust Deed contains provisions for convening meetings of AT1 Securityholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be requisitioned by AT1 Securityholders holding not less than 10 per cent. in aggregate principal amount of the AT1 Securities for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be one or more persons holding or representing a clear majority in aggregate principal amount of the AT1 Securities for the time being outstanding, or at any adjourned meeting one or more persons being or representing AT1 Securityholders whatever the aggregate principal amount of the AT1 Securities held or represented, unless the business of such meeting includes consideration of proposals, inter alia,

(i)  to amend any date of optional redemption of the AT1 Securities or any date for payment of interest on the AT1 Securities, (ii) to reduce or cancel the principal amount of the AT1 Securities, (iii) to reduce the rate or rates of interest in respect of the AT1 Securities or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating the amounts of any interest in respect of the AT1 Securities, (iv) to vary any method of, or basis for, calculating the amounts payable on redemption of the AT1 Securities, (v) to vary the currency or currencies of payment or denomination of the AT1 Securities, (vi) to modify the provisions concerning the quorum required at any meeting of AT1 Securityholders or the majority required to pass the Extraordinary Resolution or (vii) to modify the provisions of Condition 7 (other than pursuant to or as a result of any amendment to these Conditions and the Trust Deed made pursuant to and in accordance with Condition 7(j) and/or Condition 7(r)(ii)), in which case the necessary quorum shall be one or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in aggregate principal amount of the AT1 Securities for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on AT1 Securityholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in aggregate principal amount of the AT1 Securities outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of AT1 Securityholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more AT1 Securityholders.

No modification to these Conditions or any other provisions of the Trust Deed (whether pursuant to this Condition 13 or otherwise) shall become effective unless the Issuer shall have given such notice as is required by, and received such permission from, the Relevant Regulator as is required by the Relevant Regulator under the Applicable Regulations. The Trustee shall be entitled to request and rely upon a certificate from two Authorised Signatories of the Issuer as to the satisfaction of this condition precedent to any modification without further enquiry.

(b)	Modification of the Trust Deed

The Trustee may agree, without the consent of the AT1 Securityholders, to (i) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the AT1 Securityholders. Any such modification, authorisation or waiver shall be binding on the AT1 Securityholders and, if the Trustee so requires, shall be notified to the AT1 Securityholders as soon as practicable.

(c)	Newco Scheme

In the event of a Newco Scheme, the Issuer may, subject as provided in Condition 13(d) and the Trust Deed, without the consent of AT1 Securityholders, at its option, procure that Newco is substituted under such AT1 Securities as the Issuer.

At the request of the Issuer, the Trustee shall, without the requirement for any consent or approval of the AT1 Securityholders, concur with the Issuer in the substitution in place of the Issuer (or any previous substituted company) as principal debtor under the Trust Deed and the AT1 Securities of Newco, subject to the provisions set out in Condition 7(r)(ii).

(d)	Substitution

The Trust Deed contains provisions (in the case of (i) below) requiring the Trustee and (in the case of (ii) below) permitting the Trustee (subject to the Issuer giving such notice to, and receiving such permission from, the Relevant Regulator as may from time to time be required by the Relevant Regulator under the Applicable Regulations), to agree, without the consent of the AT1 Securityholders, to (i) any substitution as provided in and for the purposes of Condition 13(c) or (ii) the substitution of the Issuer's successor in business in place of the Issuer, or of any previously substituted company, as principal debtor under the Trust Deed and the AT1 Securities subject to (in the case of (ii) only) the Trustee being of the opinion that such substitution will not be materially prejudicial to the interests of the AT1 Securityholders and subject to (in the case of (i) and (ii)) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution, the Trustee may agree, without the consent of the AT1 Securityholders, to a change of the law governing the AT1 Securities and/or the Trust Deed, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the AT1 Securityholders.

(e)	Entitlement of the Trustee

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the general interests of the AT1 Securityholders as a class but shall not have regard to any interests arising from circumstances particular to individual AT1 Securityholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual AT1 Securityholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any AT1 Securityholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual AT1 Securityholders except to the extent already provided for in Condition 10 and/or any undertaking given in addition to, or in substitution for, Condition 10 pursuant to the Trust Deed.

(f)	Notification to the AT1 Securityholders

Any modification, abrogation, waiver, authorisation or substitution made pursuant to these Conditions and the Trust Deed shall be binding on the AT1 Securityholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the AT1 Securityholders as soon as practicable thereafter in accordance with Condition 17.

14	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility and liability towards the Issuer and the AT1 Securityholders, including (i) provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction and (ii) provisions limiting or excluding its liability in certain circumstances. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security given to it by the AT1 Securityholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or any of the Issuer's Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any of the

Issuer's Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the AT1 Securityholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Trustee may rely without liability to AT1 Securityholders on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice in which event such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the AT1 Securityholders.

15	Replacement of AT1 Securities

If a Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Registrar or such other Transfer Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to AT1 Securityholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Certificate is subsequently presented for payment, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Certificates) and otherwise as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

16	Further Issues

The Issuer may, from time to time, without the consent of the AT1 Securityholders, create and issue further securities either having the same terms and conditions as the AT1 Securities in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the AT1 Securities) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the AT1 Securities include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the AT1 Securities. Any further securities forming a single series with the outstanding securities of any series (including the AT1 Securities) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the AT1 Securityholders and the holders of securities of other series where the Trustee so decides.

17	Notices

Notices to AT1 Securityholders shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If, in the opinion of the Trustee, any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. If and for so long as the AT1 Securities are admitted to trading on the Global Exchange Market of the Irish Stock Exchange or on any other stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange. Any such notices delivered to the Global Exchange Market of the Irish Stock Exchange will also be published on the Daily Official List of the Irish Stock Exchange for so long as its rules so require.

18	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the AT1 Securities under the Contracts (Rights of Third Parties) Act 1999.

19	Definitions

“Accrued Interest” means any interest accrued on the AT1 Securities to their date of redemption and which is unpaid, but which excludes any interest which has been cancelled in accordance with Condition 4(a), 6 or Condition 7(c);

“Additional Amounts” has the meaning described thereto in Condition 10;

“Alternative Consideration” means in respect of each AT1 Security and as determined by the Issuer (i) if all of the Ordinary Shares to be issued and delivered on Conversion are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of such Ordinary Shares attributable to such AT1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the issue and delivery of Ordinary Shares to the Settlement Shares Depositary pursuant to the Conversion Shares Offer), (ii) if some but not all of such Ordinary Shares to be issued and delivered upon Conversion are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Ordinary Shares attributable to such AT1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the delivery of Ordinary Shares to the Settlement Shares Depositary pursuant to the Conversion Shares Offer) and (y) the pro rata share of such Ordinary Shares not sold pursuant to the Conversion Shares Offer attributable to such AT1 Security rounded down to the nearest whole number of Ordinary Shares and (iii) if no Ordinary Shares are sold in the Conversion Shares Offer, the relevant number of Ordinary Shares that would have been received had the Issuer not elected that the Settlement Shares Depositary should carry out a Conversion Shares Offer;

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirement, guidelines or policies are applied generally or specifically to the Issuer or to the Issuer and its Subsidiaries);

“AT1 Securityholder” or “Holder” means the person in whose name an AT1 Security is registered;

“Authorised Signatory” means a director or the company secretary of the Issuer;

“business day” means unless otherwise specified herein, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place;

“Calculation Amount” means £1,000;

a “Capital Disqualification Event” will occur if at any time the Issuer determines that as a result of a change (or prospective future change which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the AT1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, all of the outstanding aggregate principal amount of the AT1 Securities fully ceases (or would fully cease) to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group;

“CET1 Capital” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by the Issuer on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and the Holders);

“CET1 Ratio” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as at such date to the Risk Weighted Assets as at the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group;

“Companies Act” means the Companies Act 2006;

“Conversion” means the conversion of the AT1 Securities into Ordinary Shares pursuant to Condition 7, and “convert” and “converted” shall be construed accordingly;

“Conversion Date” means the date specified in the Conversion Trigger Notice as the date on which the Conversion shall take place;

“Conversion Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent and which is required to be delivered to the Settlement Shares Depositary (or its agent(s) designated for the purpose in the Conversion Trigger Notice) in connection with a Conversion of the AT1 Securities;

“Conversion Price” has the meaning ascribed to it in Condition 7(d);

“Conversion Shares Offer Period” has the meaning ascribed to it in Condition 7(b);

“Conversion Trigger” has the meaning ascribed to it in Condition 7(a);

“Conversion Trigger Notice” has the meaning ascribed to it in Condition 7(a);

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms (the “CRD IV Directive”) and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013 (the “CRD IV Regulation”);

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days (or, for the purposes of Condition 7(e)(iv), 10 consecutive dealing days) ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (or 10) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), then:

(i)	if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days (or, for the purposes of Condition 7(e)(iv), the said 10 dealing days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (or, for the purposes of Condition 7(e)(iv), the said 10 dealing days) (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (or, for the purposes of Condition 7(e)(iv), 10-) dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Adviser;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Distributable Items” has the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Issuer but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by the Issuer to holders of Parity Securities, the AT1 Securities or any Junior Securities”;

“Euroclear” means Euroclear Bank SA/NV;

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other Regulated Market as the Issuer or Newco may determine;

“Extraordinary Calculation Date” means any day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at the Issuer’s discretion;

“Extraordinary Dividend” has the meaning provided in Condition 7(e)(iii);

“Extraordinary Resolution” has the meaning given to it in the Trust Deed;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Adviser), the Fair Market Value (a) of such Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, options, warrants or other rights are publicly traded; (iv) where Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of the Issuer or a Shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“First Reset Date” means 27 June 2023;

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation (as may be amended from time to time);

“Further AT1 Securities” means any further AT1 Securities issued pursuant to Condition 16 of the AT1 Securities and consolidated and forming a single series with the then outstanding AT1 Securities;

“Global Security” means the global security in registered form initially representing the AT1 Securities on the Issue Date;

“Group” means the Issuer and its Subsidiaries;

“Independent Adviser” means an independent financial institution of international repute appointed by the Issuer at its own expense;

“Initial Fixed Interest Rate” has the meaning given to it in Condition 5(c);

“Initial Fixed Rate Interest Period” means the period from (and including) the Issue Date to (but excluding) the First Reset Date;

“Interest Payment” means, in respect of an Interest Payment Date, the amount of interest due and payable on such Interest Payment Date;

“Interest Payment Date” means 27 March, 27 June, 27 September and 27 December in each year, commencing on 27 June 2014;

“Interest Period” means the period commencing on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date;

“Interest Rate” means the Initial Fixed Interest Rate and/or the relevant Reset Interest Rate, as the case may be;

“Issue Date” means 1 April 2014;

“Junior Securities” means (i) any Ordinary Share or other securities of the Issuer ranking, or expressed to rank, junior to the AT1 Securities in a winding-up or administration of the Issuer as described in Condition 4(b) and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, junior to the AT1 Securities in a winding-up or administration of the Issuer as described in Condition 4(b);

“London Stock Exchange” means the London Stock Exchange plc;

“Long-Stop Date” means the date on which any AT1 Securities in relation to which no Conversion Notice has been received by the Settlement Shares Depositary (or its designated agent(s)) on or before the Notice Cut-off Date shall be cancelled, which date is expected to be no more than 15 London business days following the Notice Cut-off Date and which will be notified to Holders in the Conversion Trigger Notice;

“Margin” means 5.01 per cent.;

“New Conversion Condition Effective Date” has the meaning ascribed to it in Condition 7(j)(v);

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Issuer immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Issuer; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement; (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of the Issuer; (iv) all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement the Issuer (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Issuer immediately prior to the Scheme of Arrangement;

“Notice Cut-off Date” means the date specified as such in the Conversion Trigger Notice, which date shall be at least 20 London business days following the Conversion Date;

“Ordinary Reporting Date” means each day on which Quarterly Financial Information is published by the Issuer;

“Ordinary Shares” means fully paid ordinary shares in the capital of the Issuer, currently with a par value of £0.10 each;

“outstanding” has the meaning given to it in the Trust Deed;

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of the Issuer from time to time and any other securities of the Issuer ranking, or expressed to rank, pari passu with the AT1 Securities and/or such preference shares in a winding-up or administration of the Issuer as described in Condition 4(b) and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by the Issuer which ranks or is expressed to rank pari passu with the AT1 Securities and/or such preference shares in a winding-up or administration of the Issuer as described in Condition 4(b);

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity);

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser shall in good faith prescribe;

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Issuer. As at the Issue Date, the principal financial reports published by the Issuer with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter);

“Quarterly Financial Period End Date” means the last day of each fiscal quarter of the Issuer;

“Relevant Currency” means pounds sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the London Stock Exchange is not the Relevant Stock Exchange, the currency in which the Ordinary Shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time;

“Relevant Date” in respect of any payment on any AT1 Security, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the Conditions, (if earlier) the date seven days after that on which notice is duly given to the AT1 Securityholders that, upon further presentation of the AT1 Security (or relative Certificate) being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation;

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information;

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market (if any) on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Relevant Regulator” means the UK Prudential Regulation Authority, or the then relevant regulatory body with primary responsibility for the prudential supervision of the Issuer and the Group;

“Reset Date” means the First Reset Date and each date falling five, or an integral multiple of five, years after the First Reset Date;

“Reset Determination Date” means, in respect of a Reset Period, the day falling two London business days prior to the first day of such Reset Period;

“Reset Period” means the period from (and including) the First Reset Date to (but excluding) the next Reset Date, and each successive period from and including a Reset Date to but excluding the next succeeding Reset Date;

“Reset Rate of Interest” has the meaning given to it in Condition 5(d);

“Reset Reference Banks” means four major banks in the interbank market in London as selected by the Calculation Agent, after consultation with the Issuer;

“Reset Reference Rate” means in respect of the relevant Reset Period, (i) the applicable semi-annual mid-swap rate for swap transactions in pounds sterling (with a maturity equal to 5 years) as displayed on the Screen Page at 11.00 a.m. (London time) on the relevant Reset Determination Date or (ii) if such rate is not displayed on the Screen Page at such time and date, the relevant Reset Reference Bank Rate, where:

“Mid-Swap Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a Actual/365 day count basis) of a fixed for floating interest rate swap transaction in pounds sterling which (i) has a term commencing on the relevant Reset Date which is equal to 5 years; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the relevant swap market; and (iii) has a floating leg based on the 6-month LIBOR rate (calculated on an Actual/365 day count basis);

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the Mid-Swap Quotations provided by the Reset Reference Banks to the Calculation Agent at or around 11:00 a.m. (London time) on the relevant Reset Determination Date and, rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards). If at least four quotations are provided, the Reset Reference Bank Rate will be the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Bank Rate will be the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Bank Rate will be the rounded quotation provided. If no quotations are provided, the Reset Reference Bank Rate will be determined by the Calculation Agent in its sole discretion following consultation with the Issuer; and

“Screen Page” means Reuters screen page “ISDAFIX4”, or such other screen page as may replace it on Reuters or, as the case may be, on such other information service that may replace Reuters, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying comparable rates;

“Risk Weighted Assets” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by the Issuer on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the Holders) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Applicable Regulations applicable to the Group on the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be;

“Securities” means any securities including, without limitation, shares in the capital of the Issuer, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Issuer (and each a “Security”);

“Settlement Date” means:

(i)	with respect to any AT1 Security in relation to which a Conversion Notice is received by the Settlement Shares Depositary or its designated agent on or before the Notice Cut-off Date where the Issuer has not elected that the Settlement Shares Depositary will carry out a Conversion Shares Offer, the date that is two London business days after the latest of (a) the Conversion Date, (b) the date on which the Issuer announces that it will not elect for the Settlement Shares Depositary to carry out a Conversion Shares Offer (or, if no such announcement is made, the last date on which the Issuer is entitled to give the Conversion Shares Offer Election Notice) and (c) the date on which the relevant Conversion Notice has been received by the Settlement Shares Depositary or its designated agent;

(ii)	with respect to any AT1 Security in relation to which a Conversion Notice is received by the Settlement Shares Depositary or its designated agent on or before the Notice Cut-off Date where the Issuer has elected that the Settlement Shares Depositary will carry out a Conversion Shares Offer, the date that is the later of (a) two London business days after the day on which the Conversion Shares Offer Period expires or is terminated and (b) two London business days after the date on which such Conversion Notice has been so received by the Settlement Shares Depositary or its designated agent; and

(iii)	with respect to any AT1 Security in relation to which a Conversion Notice is not so received by the Settlement Shares Depositary or its designated agent on or before the Notice Cut-off Date, the date on which the Settlement Shares Depositary delivers the relevant Ordinary Shares or the relevant Alternative Consideration, as applicable, to AT1 Securityholders;

“Settlement Shares Depositary” means a reputable financial institution, trust company or similar entity (which in each such case is wholly independent of the Issuer) to be appointed by the Issuer on or prior to any date when a function ascribed to the Settlement Shares Depositary in these Conditions is required to be performed to perform such functions and that will hold the Ordinary Shares (and any Alternative Consideration, if any) on trust for the Holders of the AT1 Securities in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Conversion Shares Offer, and otherwise on terms consistent with these Conditions;

“Shareholders” means the holders of Ordinary Shares;

“Specified Date” has the meaning provided in Condition 7(e)(iv);

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act;

“successor in business” has the meaning given to it in the Trust Deed;

a “Tax Event” is deemed to have occurred if:

(i)	as a result of a Tax Law Change, in making any payments on the AT1 Securities, the Issuer has paid or will or would on the next payment date be required to pay Additional Amounts; and/or

(ii)	a Tax Law Change would:

(a)	result in the Issuer not being entitled to claim a deduction in respect of any payments in respect of the AT1 Securities in computing its taxation liabilities or materially reduce the amount of such deduction;

(b)	prevent the AT1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(c)	as a result of the AT1 Securities being in issue, result in the Issuer not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the AT1 Securities or any similar system or systems having like effect as may from time to time exist);

(d)	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the AT1 Securities or the conversion of the AT1 Securities into Ordinary Shares; or

(e)	result in an AT1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

provided that, in each such case, the Issuer could not avoid the foregoing in connection with the AT1 Securities by taking measures reasonably available to it;

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the Issue Date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date;

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time;

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time; and

“UK Listing Authority” means the Financial Conduct Authority in its capacity as competent authority for the purposes of the Financial Services and Markets Act 2000;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Security on any dealing day, the order book volume-weighted average price of an Ordinary Share or Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of a Security (other than Ordinary Shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate; and

“£” and “pounds sterling” means the lawful currency for the time being of the United Kingdom.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such statutory modification or re-enactment.

References to “ordinary share capital” has the meaning provided in Section 1119 of the Income and Corporation Taxes Act 2010 and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Condition 7(a), (b), (h), (n) and (r), (1) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall, unless otherwise expressly specified in those paragraphs, include the delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (2) Ordinary Shares held by or on behalf of the Issuer or any of its respective Subsidiaries (and which, in the case of Condition 7(e)(iv), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant dividend, right or other entitlement.

Unless the context otherwise requires, references to (i) “principal” shall be deemed to include any Additional Amounts relating to principal that may be payable under Condition 10 or any undertaking given in addition to or in substitution for it under the Trust Deed in respect of any such amount and all other amounts in the nature of principal payable pursuant to these Conditions or any amendment or supplement to it and (ii) “interest” shall be deemed to include any Additional Amounts relating to interest that may be payable under Condition 10 or any undertaking given in addition to or in substitution for it under the Trust Deed in respect of any such amount.

20	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed and the AT1 Securities and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law save that the provisions of Condition 4 (and related provisions of the Trust Deed) relating to the status and subordination of the AT1 Securities are governed by, and shall be construed in accordance with, Scots law.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with the Trust Deed, or the AT1 Securities (other than Condition 4 (and related provisions of the Trust Deed) relating to the status and subordination of the AT1 Securities (“Excluded Matters”), in respect of which the Court of Session in Scotland shall have jurisdiction) and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or any AT1 Securities (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of the courts of England in respect of any such Proceedings (other than in respect of Excluded Matters) and to the jurisdiction of the Court of Session in Scotland in respect of any Proceedings relating to Excluded Matters.

 PRINCIPAL PAYING AND CONVERSION AGENT AND TRANSFER AGENT

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Schedule 3

Provisions for Meetings of Holders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Holders and include, unless the context otherwise requires, any adjournment;

1.2	“agent” means a proxy or a representative;

1.3	“Electronic Consent” has the meaning set out in paragraph 21;

1.4	“Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent;

1.5	“Written Resolution” means a resolution in writing signed by the holders of not less than 75 per cent. in principal amount of the AT1 Securities outstanding; and

1.6	references to persons representing a proportion of the AT1 Securities are to Holders or agents holding or representing in the aggregate at least that proportion in principal amount of the AT1 Securities for the time being outstanding.

Appointment of Proxy or Representative

2	A proxy or representative may be appointed in the following circumstances:

2.1	A holder of AT1 Securities may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Holders and any adjourned such meeting.

2.2	Any holder of AT1 Securities which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Holders and any adjourned such meeting.

2.3	If the holder of a AT1 Security is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Holders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours before the time fixed for any meeting, appoint the Principal Paying and Conversion Agent or any employee of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Holders. All references to “proxy” or “proxies” in this Schedule other than in this sub-paragraph 2.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.

2.4	For so long as the AT1 Securities are eligible for settlement through an Alternative Clearing System’s book-entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

2.5	Any proxy appointed pursuant to sub-paragraph 2.1 or 2.3 above or representative appointed pursuant to sub-paragraph 2.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Holders, to be the holder of the AT1 Securities to which such appointment relates and the holder of the AT1 Securities shall be deemed for such purposes not to be the holder or owner, respectively.

Powers of Meetings

3	The Holders shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

3.1	to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Holders against the Issuer, whether or not those rights arise under this Trust Deed;

3.2	to sanction the exchange or substitution for the AT1 Securities of, or the conversion of the AT1 Securities into, shares, AT1 Securities or other obligations or securities of the Issuer or any other entity;

3.3	to assent to any modification of, or give any consent relating to, this Trust Deed or the AT1 Securities proposed by the Issuer or the Trustee;

3.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

3.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

3.6	to appoint any persons (whether Holders or not) as a committee or committees to represent the Holders’ interests and to confer on them any powers or discretions which the Holders could themselves exercise by Extraordinary Resolution;

3.7	to approve a proposed new Trustee and to remove a Trustee;

3.8	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

3.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the AT1 Securities,

provided that the special quorum provisions in paragraph 10 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 3.2 or 3.8 or for the purpose of making a modification to this Trust Deed or the AT1 Securities which would have the effect of:

(i)	amending any date of optional redemption of the AT1 Securities or any date for payment of interest on the AT1 Securities,

(ii)	reducing or cancelling the principal amount of the AT1 Securities,

(iii)	reducing the rate or rates of interest in respect of the AT1 Securities or varying the method or basis of calculating the rate or rates or amount of interest or the basis for calculating the amounts of any interest in respect of the AT1 Securities,

(iv)	varying any method of, or basis for, calculating the amounts payable on redemption of the AT1 Securities,

(v)	varying the currency or currencies of payment or denomination of the AT1 Securities,

(vi)	modifying the provisions concerning the quorum required at any meeting of Holders or the majority required to pass the Extraordinary Resolution;

(vii)	modifying the provisions of Condition 7 (other than pursuant to or as a result of any amendment to these Conditions and the Trust Deed made pursuant to and in accordance with Condition 7(j) and/or Condition 7(r)(ii)); or

(viii)	amending this proviso.

Convening a Meeting

4	The Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Holders holding at least 10 per cent. in principal amount of the AT1 Securities for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

5	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) of any meeting shall be given to the Holders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and the nature of the resolutions to be proposed and shall explain how Holders may appoint proxies or representatives and the details of the time limits applicable.

Chairman

6	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes from the time fixed for the meeting, the Holders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

7	The chairman may, but need not, be a Holder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

8	The following may attend and speak at a meeting:

8.1	Holders and agents;

8.2	the chairman; and

8.3	the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

9	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Holders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 13 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

10       One or more Holders or agents present in person shall be a quorum:

10.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the AT1 Securities which they represent; and

10.2	in any other case, only if they represent the proportion of the AT1 Securities shown by the table below.

Column 1	Column 2	Column 3

	Any meeting except one	Meeting previously adjourned
Purpose of meeting	referred to in column 3	through want of a quorum
	Required proportion	Required proportion

To pass a special quorum	75 per cent.	25 per cent.
resolution

To pass any other	A clear majority	No minimum proportion
Extraordinary Resolution

Any other purpose	10 per cent.	No minimum proportion

11	The chairman may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 9.

12	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

13	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2 per cent. of the AT1 Securities.

14	Unless a poll is demanded, a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

15	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

16	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

17	On a show of hands, every person who is present in person and who produces a AT1 Security or is a proxy has one vote. On a poll, every such person has one vote for £1 in principal amount of AT1 Securities so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

18	In case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

19	An Extraordinary Resolution shall be binding on all the Holders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Holders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

20	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolution and Electronic Consent

21	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Holders.

For so long as the AT1 Securities are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream, Luxembourg or another clearing system, then, in respect of any resolution proposed by the Issuer or the Trustee:

(i)	where the terms of the proposed resolution have been notified to the Holders through the relevant clearing system(s), each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the AT1 Securities outstanding (“Electronic Consent”). None of the Issuer or the Trustee shall be liable or responsible to anyone for such reliance; and

(ii)	where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, by accountholders in the clearing system with entitlements to such Global Certificate or, where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person for whom such entitlement is ultimately beneficially held, whether such beneficiary holds directly with the accountholder or via one or more intermediaries and provided that, in each case, the Issuer and the Trustee have obtained commercially reasonable evidence to ascertain the validity of such holding and have taken reasonable steps to ensure that such holding does not alter following the giving of such consent or instruction and prior to the effecting of such amendment. Any resolution passed in such manner shall be binding on all Holders, even if the relevant consent or instruction proves to be defective. As used in this paragraph, “commercially reasonable evidence” includes any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system, or issued by an accountholder of them or an intermediary in a holding chain, in relation to the holding of interests in the AT1 Securities. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the AT1 Securities is clearly identified together with the amount of such holding. Neither the Issuer, nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Holders, whether or not they participated in such Written Resolution and/or Electronic Consent.

Trustee’s Power to Prescribe Regulations

22	Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Holders, prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

This Deed is delivered on the date stated at the beginning.

LLOYDS BANKING GROUP PLC

As Issuer:

By its duly authorised attorney: /s/ R Shrimpton

R SHRIMPTON

in the presence of:

Witness name: MARK LONGWORTH

Signature: /s/ Mark Longworth

Occupation:

Address:

Executed as a Deed by

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its lawful attorneys:

/s/ Paul Cattermole

Attorney: PAUL CATTERMOLE

/s/ Michael Lee

Attorney: MICHAEL LEE

in the presence of:

Witness name: DINA WHITE

Signature: /s/ Dina White

Address: